Exhibit 99.2

                       DATED                    2002

                        (1)   GEOWORKS CORPORATION

                        (2)   TELECA LIMITED

                            ------------------------

                       AGREEMENT FOR THE SALE AND PURCHASE
             OF THE ENTIRE ISSUED SHARE CAPITAL OF GEOWORKS LIMITED

                            ------------------------

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                                    CONTENTS

CLAUSE
1        Interpretation
2        Sale and purchase
3        Consideration
4        Exchange of this Agreement
5        Condition
6        Loan Accounts and Guarantees
7        Completion
8        Completion Accounts
9        Warranties
10       The Buyer's remedies
11       Dispute Resolution
12       Confidential Information
13       Further undertakings by the Seller
14       Buyer's Undertakings
13       Announcements
14       Costs
15       General
16       Assignment
17       Notices
18       Governing law and jurisdiction
19       Counterparts

SCHEDULE

1        Information about the Company
2        Items for delivery by the Seller at Completion
3        Warranties
4        Taxation
5        Action pending Completion
6        Seller's Protections
7        Legacy Assets
8        Completion Accounts Policies

AGREED FORM DOCUMENTS

Disclosure Letter
Resignation of Directors
Employee Scheme Summary
IP Licence
Assumption Agreement


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THIS AGREEMENT is made on                                                   2002

BETWEEN:

(1) GEOWORKS CORPORATION of 6550 Vallejo Street, Emeryville, California, United States of America (the "Seller"); and

(2) TELECA LIMITED (Company Number 2773878) of 634 Wilmslow Road, Didsbury, Manchester, M20 3QX, England(the "Buyer").

THE PARTIES AGREE as follows:

1     Interpretation

1.1 In this agreement the following expressions shall have the following meanings:

      "Accounts"

      the Company's audited annual accounts (as that term is used in section 262 of the Act) for the financial year ended on the Last Accounting Date, the auditors' report on those accounts and the directors' report for that year save that prior to satisfaction of the condition set out in clause 5.1.4 "Accounts" shall mean the Company's unaudited annual accounts for the financial year ended on the Last Accounting Date, a copy of which is annexed to the Disclosure Letter;

      "Act"

      the Companies Act 1985;

      "Associate"

      in relation to any person, a person who is connected with that person within the meaning of section 839 ICTA;

      "Assumption Agreement"

      the novation agreement in agreed form to be entered into on Completion relating to all monies owing by the Seller to the Company as at the date of Completion;

      "Business Day"

      a day other than a Saturday or Sunday or public holiday in England and Wales;

      "Buyer's Group"

      the Buyer and each company which is, on or at any time after the date of this agreement, a subsidiary or holding company of the Buyer or a subsidiary of a holding company of the Buyer;

      "Buyer's Solicitors"

      Halliwell Landau of St James's Court, Brown Street, Manchester, M2 2JF;

      "Company"

      Geoworks Limited, details of which are contained in schedule 1;


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      "Completion"

      completion of the sale and purchase of the Shares in accordance with this agreement;

      "Completion Accounts"

      the accounts of the Company prepared and agreed in accordance with clause
      7;

      "Completion Accounts Period"

      the period starting on the day after the Last Accounting Date and ending on the date of Completion;

      "Computer Equipment"

      all computer hardware, microprocessors (whether embedded in a computer or any other piece of equipment) associated and peripheral equipment and firmware and any other items that connect with any or all of them together with technical documentation which in each case are owned and used in the Company's business and are in the possession of the Company;

      "Computer Software"

      all computer software owned by or licenced to the Company and used in its business, including all operating systems software comprised in the Computer Equipment and all application software excluding that software detailed in Schedule 7 which forms part of the Legacy Assets;

      "Computer Systems"

      the Computer Software and the Computer Equipment;

      "Conditions"

      the conditions specified in clause 4.1;

      "Confidential Information"

      all trade secrets, know-how and other such information which is for the time being not publicly known, used in or otherwise relating to the Company's business (including future business plans), products, services, customers, suppliers and financial or other affairs, but for the avoidance of doubt specifically excluding all confidential information comprised in the Legacy Assets

      "Consideration"

      the total consideration payable by the Buyer to the Seller for the sale of the Shares;

      "Disclosure Letter"

      the letter in the agreed form from the Seller to the Buyer in relation to the Warranties having the same date as this agreement together with the documents annexed to it;

      "Dollar Exchange Rate"

      the average of the closing mid-point spot rate as published in The Financial Times for the purchase of US dollars with pounds sterling ((British Pound)) at the close of business in London over the four Business Days immediately preceding the date of Completion;

      "Employee Scheme Summary"

      a summary in the agreed form of an employee cash bonus scheme, the purpose of which


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      is to provide a means of incentivising and retaining the Company's employees (including, without limitation those of the Company's employees who are employed at Completion);

      "Encumbrance"

      a mortgage, charge, pledge, lien, hypothecation, option, restriction, right of first refusal, right of pre-emption, right of set-off, third-party right or interest, assignment by way of security, other encumbrance or security interest of any kind, or another type of preferential arrangement (including, a title transfer or retention arrangement) having similar effect howsoever arising;

      "Environment"

      all or any of the following media, namely, air, water or land (and shall include air within buildings and air within natural or manmade structures above or below ground), natural resources and ecosystems;

      "Environmental Laws"

      all statutes, by-laws, subordinate legislation or common law, all judgements, orders, directions, or decisions of the Courts or of any governmental authority, agency or regulatory body or other body whatsoever in any jurisdiction relating to the Environment and which apply to the Company or any business operations of the Company carried on at any time on or before Completion;

      "Expert Counsel"

      counsel of at least 10 years standing whose identity is agreed upon by the Seller and the Buyer or, in the event of failure to agree and in any event within 14 days of the date on which the relevant Claim is notified to the Seller, nominated at the request of either party by the President for the time being of the Bar Council of England and Wales or his nominee;

      "Geos SE Software"

      has the meaning given to it in the IP Licence;

      "ICTA"

      the Income and Corporation Taxes Act 1988;

      "Initial Payment"

      the sum of US$2,000,000;

      "Intellectual Property"

      all intellectual property including, without limitation, patents, trade marks, service marks, registered designs, supplementary protection certificates, petty patents, utility models, goodwill, database rights, trade, business and domain names, unregistered trade marks and service marks, copyrights and topography rights including rights in computer software (whether or not any of these rights are registered, and including applications and the right to apply for registration of any such rights) and all know-how, rights in designs, trade secrets, techniques, inventions and Confidential Information, customer and supplier lists and other proprietary knowledge and information and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world for the full term thereof, and any renewals or extensions;


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      "Intellectual Property Rights"

      all Intellectual Property owned or used by the Company in, or in connection with, its business immediately prior to the executive of this agreement excluding that Intellectual Property identified in schedule 7 which forms part of the Legacy Assets except as provided in the IP Licence with respect to MS + Software;

      "IP Licence"

      the licence agreement in the agreed form between the Company and the Seller relating to the MS + Software and the Geos SE Software to be entered into by Completion;

      "Last Accounting Date"

      31 March 2002;

      "Legacy Assets"

      the assets as set out in schedule 7;

      "Long-Stop Date"

      31 January 2003 (or such other date as the parties may agree in writing);

      "Management Accounts"

      the Company's unaudited profit and loss account for the period starting on the day after the Last Accounting Date and ending on31 August 2002, and the Company's unaudited balance sheet as31 August 2002;

      "Material Breach"

      any facts, matters or circumstances which (i) constitute a breach of any of the warranties or (ii) would constitute a breach or breaches of the warranties if they were to be repeated at any time between the date of this agreement and the date of Completion which in any such case or in aggregate, would reasonably be expected to give the Buyer an entitlement to recover in aggregate US$100,000 or more in damages (excluding VAT, interest and costs) from the Seller but excluding any such facts, matters or circumstances which arise outside the ordinary course of business as a direct result of any specific request by the Buyer;

      "Material Event"

      any event which would reasonably be expected to involve an aggregate loss or liability on the part of the Company of US$250,000 but excluding any event or events which arise as a direct result of any act by the Buyer and excluding any notification or determination by the Inland Revenue which casts any doubt on the availability for the Company of brought forward tax losses;

      "MS + Software"

      has the meaning given to it in the IP Licence;

      "Net Assets"

      the fixed and current assets of the Company (excluding any intangible assets) less all liabilities of the Company (excluding any provision for deferred taxation, whether an asset or a liability) as derived from the Completion Accounts;

      "Nokia"


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      Nokia Mobile Phones Limited;

      "Nokia Contract"

      the frame agreement for software development subcontracting made between Nokia and the Seller dated 4 November 1999 together with the project orders from Nokia copies of which are attached to the Disclosure Letter;

      "Non-Disclosure Agreement"

      the agreement between the Seller and the Buyer dated May 2002;

      "Permit"

      a permit, licence, consent or authorisation necessary for the lawful operation of the Company's business;

      "Property"

      the leasehold premises of the Company situated at Beachfield House, Lyme Green Business Park, Macclesfield, Cheshire, SK11 0JP;

      "Release Date"

      means 31 March 2004, being the date upon which the Retention Amount is, subject to the provisions of clause 11.2, payable by the Buyer to the Seller;

      "Restricted Period"

      the period of 2 years from the date of Completion;

      "Restricted Territory"

      the United Kingdom and Europe;

      "Retention Amount"

      the sum of US$300,000;

      "Seller's Group Company"

      the Seller, or a company which is, at the date of this agreement (or Completion, as the case may be), a subsidiary or holding company of the Seller or a subsidiary of a holding company of the Seller;

      "Seller's Group Undertaking"

      the Seller, or an undertaking which is, at the date of this agreement (or Completion, as the case may be), a subsidiary undertaking or parent undertaking of the Seller or a subsidiary undertaking of a parent undertaking of the Seller;

      "Seller's Solicitors"

      DLA of Victoria Square House, Victoria Square, Birmingham, B2 4DL;

      "Shares"

      11,277,297 fully-paid ordinary shares of 10p each of the Company comprising the whole of the issued share capital of the Company;

      "Tax" and "Taxation"

      have the meaning given in schedule 4;


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      "Tax Covenants"

      the tax covenants set out in part 3 of schedule 4;

      "Toshiba"

      Toshiba Corporation and/or its wholly owned subsidiary, iValue Creation Company;

      "Toshiba Contract"

      the evaluation of software agreement made between the Seller and Toshiba dated 30 September 1998 as amended and supplemented in five supplements in the form attached to the Disclosure Letter;

      "TCGA"

      the Taxation of Chargeable Gains Act 1992;

      "VATA"

      in the United Kingdom, the Value Added Tax Act 1994 and, in a jurisdiction outside the United Kingdom, any equivalent legislation;

      "Warranty"

      a statement contained in schedule 3 and part 2 of schedule 4 and "Warranties" means all those statements.

1.2   In this agreement, a reference to:

      1.2.1 a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with section 258 of the Act and a "subsidiary" or "holding company" is to be construed in accordance with section 736 of the Act;

      1.2.2 a document in the "agreed form" is a reference to a document in a form approved prior to the date of this agreement and for the purposes of identification signed by or on behalf of each party;

      1.2.3 a statutory provision includes a reference to the statutory provision as replaced, modified or re-enacted from time to time before or after the date of this agreement and any subordinate legislation made under the statutory provision before or after the date of this agreement but in respect of any statutory provision as replaced, modified or re-enacted after the date of this agreement or any subordinate legislation made under a statutory provision after the date of this agreement save to the extent that it would impose any additional or greater obligations or liabilities on any party to this agreement;

      1.2.4 a person includes a reference to an individual, body corporate, association, government, state, agency of state or any undertaking (whether or not having a legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

      1.2.5 a party means a party to this agreement and includes its assignees and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his estate and personal representatives;


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      1.2.6   a company (other than "the Company") shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

      1.2.7   this agreement includes its schedules;

      1.2.8 to a sub-clause in a clause or to a paragraph in a schedule are to a sub-clause of that clause and a paragraph of that schedule;

      1.2.9 a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of or schedule to this agreement;

      1.2.10 writing shall include any mode of reproducing words in a legible and non-transitory form;

      1.2.11 "includes" and "including" shall mean including without limitation;

      1.2.12 this agreement or any provision of this agreement or any document are to this agreement, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms of this agreement or that document or with the agreement of the relevant parties.

1.3 The contents table and headings in this agreement are for convenience only and do not affect its interpretation.

1.4 Words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.5 A reference in clause 9 and schedules 3 and 4 to a person's knowledge, information, belief or awareness is deemed to include knowledge, information, belief or awareness which the person would have if the person had made all reasonable enquiries of both the Seller's and the Company's directors, Ashley Griffiths, Margaret Wilshaw, and Ernst & Young Chartered Accountants, Manchester.

1.6 Any question as to whether a person is connected with another shall be determined in accordance with section 839 of ICTA (except that in construing section 839 "control" has the meaning given by section 840 or section 416 of ICTA so that there is control whenever section 840 or 416 requires) which shall apply in relation to this agreement as it applies in relation to ICTA.

2     Sale and Purchase

      The Seller as legal and beneficial owner shall sell and the Buyer shall purchase the Shares with effect from Completion free from any Encumbrance and together with all accrued benefits and rights attached thereto and, subject thereto, with full title guarantee.

3     Consideration

3.1   The aggregate consideration for the Shares shall be:


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      3.1.1   the Initial Payment (subject to adjustment in accordance with clause 3.2) payable at Completion in cash by the Buyer pursuant to clause 6.5; and

      3.1.2 the Retention Amount (or such lesser sum, if any, as determined pursuant to clause 11.2), payable in accordance with clauses 3.6 and/or 11.

3.2 If the Company's Net Assets as shown in the balance sheet constituting part of the Completion Accounts is less than US$475,000, the Seller shall pay to the Buyer an amount equal to the shortfall within seven days starting on the day after agreement or determination of the Completion Accounts. Any such payment by the Seller shall be deemed to be a reduction to the Initial Payment.

3.3 The Seller shall procure that the cash element of the Net Assets as shown in the balance sheet constituting part of the Completion Accounts shall comprise at least US$450,000. Notwithstanding, the provisions of clause 8 and schedule 8, in calculating the value of the Net Assets the maximum value which may be attributed to non-cash assets shall be US$300,000;

3.4 If a party fails to pay any sum due by it under this agreement on the due date for payment in accordance with the provisions of this agreement, the party shall pay interest on the amount payable from the due date until the date on which the party's obligation to pay the sum is discharged at the rate of 10 per cent per annum (whether before or after judgment). Interest accrues and is payable from day to day.

3.5 A payment to be made under clause 3 shall be made by telegraphic transfer to an account notified by the party due to receive the payment to the other party not later than two Business Days before the date of the payment.

3.6 The parties shall comply with the provisions of schedule 8 with respect to the matters contained in that schedule.

3.7 Subject as provided by clause 11.2 the Retention Amount shall be paid to the Seller on the Release Date.

4     Exchange of this Agreement

4.1   On the signing of this Agreement:

      4.1.1 the Seller shall deliver to the Buyer a duly signed copy of the Disclosure Letter; and

      4.1.2 the Buyer shall deliver to the Seller a duly signed counterpart of the Disclosure Letter acknowledging receipt thereof.


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5     Condition

5.1   Completion is conditional on the following:

      5.1.1 the Seller's shareholders passing without amendment a resolution to approve the sale of the Shares pursuant to this agreement;

      5.1.2 the novation of the Nokia Contract in the agreed form to the Company;

      5.1.3 the novation of the Toshiba Contract in the agreed form to the Company or the assignment of the Toshiba Contract to the Company with the consent in writing of Toshiba in the agreed form; and

      5.1.4 the filing at Companies House of audited accounts of the Company for the year ended on the Last Accounting Date, together with an auditors' report on those accounts which shall be unqualified (save as to any qualification relating solely to the failure by the Company to secure adequate financial support from the Seller) which shall not differ materially from the Company's unaudited accounts for the year ended on the Last Accounting Date, a copy of which is annexed to the Disclosure Letter.

5.2 The Seller shall make all reasonable efforts to achieve satisfaction of each of the Conditions as soon as possible before the Long-Stop Date. For the purpose of clauses 5.1.1, 5.1.2 and 5.1.3 reasonable efforts shall mean:

      5.2.1 in relation to the condition set out in clause 5.1.1, the Seller proposing to its shareholders a resolution to approve the sale of the Shares;

      5.2.2 in relation to the condition set out in clause 5.1.2, the Seller writing to Nokia to request the novation of the Nokia Contract; and

      5.2.3 in relation to the condition set out in clause 5.1.3, the Seller writing to Toshiba to request the novation of the Toshiba Contract or the assignment of the Toshiba Contract with the consent in writing of Toshiba.

5.3 If at any time the Seller or the Buyer becomes aware of a fact or circumstance that might prevent any of the Conditions being satisfied by the Long Stop Date or at all, they shall immediately inform the other party by written notice.

5.4 At any time the Buyer may waive any of the conditions set out in clauses 5.1.2, 5.1.3 and 5.1.4 by notice to the Seller provided that:

      5.4.1 the Buyer shall waive the condition set out in clause 5.1.2 if the sole reason for any failure to satisfy such condition is because the novation of the Nokia Contract is specified by Nokia to be conditional upon the Buyer or Teleca AB guaranteeing the obligations of the Company under the Nokia Contract and the Buyer or Teleca AB (as the case may be) refuses to enter into such guarantee; and


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      5.4.2   the Buyer shall waive the condition set out clause 5.1.3 if the sole reason for any failure to satisfy such condition is because the novation or, as the case may be, the assignment with consent of the Toshiba Contract is specified by Toshiba to be conditional upon the Buyer or Teleca AB guaranteeing the obligations of the Company under the Toshiba Contract and the Buyer or Teleca AB (as the case may be) refuses to enter into such guarantee.

5.5 If any of the Conditions are not satisfied (or in the case of the conditions set out in clauses 5.1.2, 5.1.3 and/or 5.1.4 not waived by the Buyer) on or before the Long-Stop Date:

      5.5.1 in the event of the Seller's failure to use reasonable efforts to satisfy the condition set out in clause 5.1.1, the Seller shall on demand indemnify the Buyer against all its costs and expenses (including VAT) reasonably incurred relating to its investigation of the Company, the registration, preparation or termination of this agreement and all documents in agreed form or required to be entered into pursuant to this agreement up to a maximum of US$250,000 provided that there shall be no double recovery under this clause 5.5.1 and clause 10.4.1; and

      5.5.2 each party's further rights and obligations under this agreement, shall immediately terminate, except as set out in clause 5.5.1.

6     Loan Accounts and Guarantees

6.1 On Completion the Seller shall novate to the Buyer the liability to pay all monies owing by the Seller to the Company whether or not then due for payment pursuant to the terms of the Assumption Agreement.

6.2 The Seller shall ensure that on or before Completion all monies owing by the Company to the Seller or any Associate of the Seller are paid in full whether or not then due for payment.

6.3 The Seller shall ensure that on or before Completion the Company is released from any guarantees, security interests and indemnities given by it in favour of the Seller or any Associate of the Seller and the Seller shall indemnify the Buyer on demand against all liabilities, losses, claims, costs and expenses arising on or after Completion from or in connection with those guarantees, security interests and indemnities.

7     Completion

7.1 Completion shall take place at the office of the Buyer's Solicitors on the third Business Day after the date on which all the Conditions are satisfied (or, as the case may be, waived) or, if later, the date falling 10 Business Days after the date on which the Buyer's Accountants (as defined in clause 8.5) receive a copy of the audited accounts of the Company for the year ended on the Last Accounting Date, together with an unqualified auditors' report on those accounts.

7.2 Prior to Completion the Seller shall procure the removal of the Legacy Assets from the Company.

7.3   At Completion the Seller shall give to the Buyer each item specified in schedule 2.


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7.4   The Seller shall ensure that at Completion the Company's directors hold a meeting of the board of directors of the Company at which the directors:

      7.4.1 vote in favour of the registration of the Buyer or its nominee(s) as member(s) of the Company in respect of the Shares (subject to the production of properly stamped transfers);

      7.4.2 change the Company's registered office to a place nominated by the Buyer;

      7.4.3 change the Company's accounting reference date to a date nominated by the Buyer;

      7.4.4 appoint persons nominated by the Buyer as directors, secretary and auditors of the Company with effect from the end of the meeting;

      7.4.5 revoke each existing mandate given by the Company for the operation of its bank accounts and pass the resolutions contained in new mandate(s) giving authority to persons nominated by the Buyer.

7.5   At Completion the Buyer shall:

      7.5.1 pay the Initial Payment to the Seller's Solicitors by transfer of funds and receipt by the Seller's Solicitors of such sum shall be good discharge to the Buyer; and

      7.5.2 give to the Seller a copy of each of the Assumption Agreement, the agreed form novation of the Nokia Contract and the agreed form novation or, as the case may be, the assignment with consent of the Toshiba Contract, in each case duly executed on behalf of the Buyer.

7.6   The Buyer is not obliged to complete this agreement unless:

      7.6.1   the Seller complies with all its obligations under clause 7; and

      7.6.2 the purchase of all the Shares is completed simultaneously (but if the Buyer exercises its option pursuant to clause 7.7.1, completion of the purchase of some of the Shares shall not affect the Buyer's rights in connection with the others).

7.7   If Completion does not take place on the date set for Completion in clause
      7.1 because the Seller fails to comply with any of its obligations under clause 7, the Buyer may by notice to the Seller's Solicitors:

      7.7.1   proceed to Completion to the extent reasonably practicable;

      7.7.2 postpone Completion to a date not more than 15 Business Days after the date set for Completion in clause 7.1; or

      7.7.3   terminate this agreement without liability on its part.

7.8 If the Buyer postpones Completion to another date in accordance with clause 7.7.2, the


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      provisions of this agreement shall apply as if that other date is the date set for Completion in clause 7.1.

7.9 The Seller is not obliged to complete this agreement unless the Buyer complies with its obligations under clause 7.5. In the event that the Seller has complied with all its obligations under clause 7 and the Conditions set out in clause 5.1 have been satisfied, but the Buyer fails to comply with its obligations under clause 7.5, the Seller may by notice to the Buyer's Solicitors:

      7.9.1   proceed to Completion to the extent reasonably practicable;

      7.9.2 postpone Completion to a date not more than 15 Business Days after the date set for Completion in clause 7.1; or

      7.9.3   terminate this agreement without liability on its part.

7.10 If the Seller postpones Completion to another date in accordance with clause 7.9.2, the provisions of this agreement shall apply as if that other date is the date set for Completion in clause 7.1.

7.11  If the Seller terminates this agreement pursuant to clause 7.9.3:

      7.11.1 the Buyer shall on demand indemnify the Seller against all its costs and expenses (including VAT) reasonably incurred relating to the registration, preparation or termination of this agreement and all documents in agreed form or required to be entered into pursuant to this agreement up to a maximum of US$250,000; and

      7.11.2 each party's further rights and obligations under this agreement shall immediately terminate except as set out in clause 7.11.1.

8     Completion Accounts

8.1 The Seller undertakes to the Buyer to procure that accounts of the Company for the Completion Accounts Period shall be prepared in accordance with the provisions set out in schedule 8 and otherwise in accordance with the accounting policies of the Company and otherwise in accordance with all relevant statutes and generally accepted accounting practices and principles, SSAPs and Financial Reporting Standards as soon as possible after, and in any event no later than 14 days after the date of Completion. In preparing the profit and loss account, balance sheet and notes no account shall be taken of an event taking place after Completion.

8.2 All amounts and results contained in the accounts for the Completion Accounts Period (including, without limitation, the relevant amount of Net Assets) shall be calculated and denominated in US dollars, but to the extent that any such amounts and/or results are denominated in pounds sterling ((British Pound)),for the purposes of calculating the Net Assets such amounts and/or results shall be converted into US dollars at the Dollar Exchange Rate.

8.3 Immediately following the preparation of the Company's accounts, the Seller shall deliver copies of them to the Buyer together with a schedule ("Schedule") showing the calculation of Net Assets for the Completion Accounts Period.

8.4 The Buyer shall have 10 Business Days from the date of delivery to it of the Company's accounts to review the same (the "Review Period").

8.5 So as to enable the Buyer to verify that the Company's accounts and Schedule have been prepared in accordance with the provisions of this agreement the Seller agrees to give the Buyer(and any advisers appointed by the Buyer for this purpose (the "Buyer's Accountants")) full access to and explanations of any of the working papers of the Seller and to any records and documents the Buyer (and the Buyer's Accountants) may from time to time reasonably request.

8.6 The Buyer shall on or before the expiry of the Review Period notify the Seller in writing that it agrees or disagrees with the Schedule. For the avoidance of doubt, in the event that the Buyer does not serve any notice on the Seller in accordance with this clause 8.6, it shall be deemed to agree with the Schedule.

8.7 If the Buyer notifies the Seller in accordance with clause 8.6 that it disagrees with the Schedule then the parties shall use their respective reasonable endeavours to agree the Schedule within 7days (or such longer period as the parties may agree), failing which the disagreement shall be referred to an independent accountant (the "Independent Accountant") who shall determine the matter in dispute and issue his certificate in that respect. The Independent Accountant shall be nominated jointly by the Seller and the Buyer or failing a nomination shall be appointed at the request of either the Buyer or the Seller at any time by the President for the time being of the Institute of Chartered Accountants in England and Wales. In particular the Independent Accountant shall, where Net Assets is in dispute, determine the Net Assets for the Completion Accounts Period and give his certificate as to the Net Assets.

8.8 The Independent Accountant shall be instructed to deliver his certificate within 30 days of his nomination or appointment (or such longer period as the Buyer and the Seller may agree) and shall act as an expert and not as an arbitrator and (in the absence of obvious error) his decision (which shall be communicated in writing to the Seller and the Buyer) shall be final and binding on the Seller and the Buyer. The fees and costs of the Independent Accountant shall be payable and paid by the Seller and the Buyer in the proportions the Independent Accountant directs and in the absence of such direction his fees and costs shall be borne as to fifty per cent by the Buyer and as to fifty per cent by the Seller.

8.9 The Seller and the Buyer shall procure that all records and working papers and other information in their possession or under their control as may be reasonably required by the Independent Accountant to enable him to resolve the dispute shall be made available as soon as possible on request.

8.10 The costs of the Seller's Accountants in connection with the determination of the Net Assets shall, except where the Independent Accountant otherwise decides, be paid by the Seller and the equivalent costs of the Buyer's Accountants shall be paid by the Buyer with the exception only of those costs properly attributed to their audit responsibilities which shall be paid by the Company.

9     Warranties

9.1 The Seller warrants to the Buyer that each Warranty is true, accurate, and not misleading at the date of this agreement. Immediately before the time of Completion, the Seller is deemed to warrant to the Buyer that each Warranty is true, accurate, and not misleading at the date of Completion. For this purpose only, where in a Warranty there is an express or implied reference to the "date of this agreement", that reference is to be construed as a reference to the "date of Completion" unless expressly provided to the contrary.

9.2 The Seller acknowledges that the Buyer is entering into this agreement in reliance on each Warranty.

9.3 The Warranties are qualified by the facts and circumstances, fairly disclosed in the Disclosure Letter. For this purpose, fairly disclosed shall mean disclosed in sufficient detail to enable the Buyer to make a reasonable assessment of the relevant matter.

9.4 Save in respect of fraud, the Seller waives and may not enforce a right which it may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice supplied or given by the Company or a director, officer or employee of the Company for the purpose of assisting the Seller to make a representation, give a Warranty or prepare the Disclosure Letter.

9.5 Each Warranty is to be construed independently and (except where this agreement (including the schedules to this agreement) provides otherwise) is not limited by a provision of this agreement or another Warranty.

9.6 Without prejudice to clause 9, between the execution of this agreement and Completion or the earlier termination of the rights and obligations of the parties under this agreement the Seller shall use all reasonable endeavours to ensure that the Company complies with schedule 5.

9.7 The Seller covenants to the Buyer in relation to Tax in the terms set out in part 3 of schedule 4 subject to the limitations in part 4 of schedule 4.

9.8 The provisions of schedule 6 shall operate to limit the liability of the Seller under the Warranties and (where expressly provided, the Tax Covenant) but shall not limit any other clause in this agreement unless otherwise expressly provided.

10    The Buyer's Remedies

10.1 If, before Completion, the Buyer becomes aware of any fact, event or circumstance which constitutes a Material Event or a Material Breach, the Buyer may proceed to Completion (on such amended terms (if any) as the parties may agree in writing) or may elect, by notice to the Seller's Solicitors, to terminate this agreement unless (if the facts, events or circumstances giving rise to such notice are capable of being remedied) the Seller has remedied them within 10 Business Days of receiving notification from the Buyer, or if the date of Completion is sooner by no later than the date of Completion. No such election may be made after Completion

10.2 If before Completion there is a Material Breach and the Buyer does not elect to terminate this agreement pursuant to clause 10.1, the Buyer shall not be entitled to bring a claim pursuant to the Warranties or the Tax Covenant in respect of such Material Breach, provided that nothing in this clause 10.2 shall prevent the Buyer from bringing a claim against the Seller after Completion in respect of a breach of this agreement which does not constitute a Material Breach.

10.3 During the period from the date of this agreement to the date of Completion the parties shall disclose to each other in writing (giving all details within their knowledge from time to time) immediately upon becoming aware of any matter which arises or is notified to them after the date of this agreement but before Completion (but for the avoidance of doubt neither the Seller nor the Buyer shall be under any obligation to make investigation or enquiries of any person or matter) which would or might reasonably be expected to constitute a Material Breach or Material Event.

10.4 If the Buyer terminates this agreement pursuant to clause 7.7.3 (in circumstances other than where the Seller has only failed to comply with paragraph 13 of schedule 2) or clause 10.1 (as a result of a Material Breach rather than a Material Event):

      10.4.1 the Seller shall on demand indemnify the Buyer against all its costs and expenses (including VAT) reasonably incurred relating to its investigation of the Company, the negotiation, preparation, execution or termination of this agreement and all documents in agreed form or required to be entered into pursuant to this agreement up to a maximum of US$250,000 provided that there shall be no double recovery under this clause and clause 5.5.1; and

      10.4.2 each party's further rights and obligations shall cease immediately on termination, except as set out in this clause 10.4.

10.5 The provisions of schedule 6 do not apply in respect of, fraud and/or a Claim (as defined in schedule 6) involving or relating to breach of clause
      9.1 in respect of a Warranty contained in paragraphs 1.1, 3 or 15 of schedule 3. For the avoidance of doubt fraud shall mean any deliberate act or omission or representation of the Seller intended to deceive or mislead the Buyer in a material way and upon which the Buyer reasonably relied.

11    Dispute Resolution

11.1 Except as otherwise provided in this Agreement before the Release Date the Buyer shall be entitled to assert against the Seller any claim for breach of this agreement including breach of any Warranties or of the Tax Covenant ("Relevant Claim"), in which event the Buyer shall serve notice on the Seller ("Notice of Claim"), setting out the Buyer's genuine pre-estimate of the Seller's liability in respect of the Relevant Claim (the "Estimated Amount").

11.2 Notwithstanding the provisions of clause 3.7, once a Notice of Claim has been served such part of the Retention Amount as is equivalent to the Estimated Amount (or where the Estimated Amount is equal to or more than the Retention Amount, the whole of the Retention Amount) shall not be paid to the Seller until such time as that Relevant Claim has been settled in accordance with this clause 11. Following settlement of that Relevant Claim, if such settlement is after the Release Date, the Buyer shall forthwith pay to the Seller an amount equal to any remainder of the Retention Amount less the aggregate of (a) the Estimated Amount of any Relevant Claims notified before the Release Date which have yet to be settled, and (b) all outstanding amounts due to the Buyer by the Seller including, without limitation, the aggregate of (i) any sums then remaining due to the Buyer in respect of all Relevant Claims which have been settled and (ii) any outstanding amounts due to the Buyer pursuant to clauses 3.2 and 3.4 (the "Outstanding Sums"). In the event that the Outstanding Sums exceed the Retention Amount, the Seller shall forthwith pay to the Buyer an amount equal to the excess, except to the extent that such excess is not payable by reason of the limitations set out in paragraph 3.1 of schedule 6.

11.3 Within 10 Business Days following receipt by the Seller of a Notice of Claim the Buyer and the Seller shall use all reasonable endeavours to reach a settlement in relation to the Relevant Claim, failing which the matter shall be referred to Expert Counsel who shall be instructed to opine within 20 Business Days on whether a court of competent jurisdiction would find in favour of the Buyer or the Seller in relation to the subject matter of the Relevant Claim, including an opinion on quantum of damages. The costs of the Expert Counsel shall be borne as he shall determine and his decision shall be final and binding on the Seller and the Buyer.

12    Confidential Information

12.1 Prior to Completion (or in the event that the Completion does not take place) the Buyer shall use the Confidential Information only as necessary to perform its obligations under this agreement and shall be subject to the Non-Disclosure Agreement and the Seller shall use the Confidential Information only in a customary manner in the ordinary course of operating the Company or in connection with satisfying the Conditions and after Completion the Seller hereby undertakes with the Buyer (for itself and for the benefit of the Company) that it will:

      12.1.1 not use or disclose to a person Confidential Information it has or acquires; and

      12.1.2 make every reasonable effort to prevent the use or disclosure of Confidential Information; and

      12.1.3 forthwith deliver to the Buyer all Confidential Information and any copies thereof which it has in its possession and which are under its control.

12.2  Clause 12.1 does not apply to:

      12.2.1 disclosure of Confidential Information to a director, officer or employee of the Buyer, the Seller or the Company whose function requires him to have the Confidential Information;

      12.2.2 use or disclosure of Confidential Information required to be used or disclosed by law or NASDAQ or the Stockholm Stock Exchange;

      12.2.3 disclosure of Confidential Information to an adviser for the purpose of advising the Seller or the Buyer but only on terms that clause 12.1 applies to use or disclosure by the adviser; or

      12.2.4 Confidential Information which becomes publicly known except by the Buyer's or Seller's breach of clause 12.1 or is lawfully disclosed to the Seller by a third party or is independently developed by the Seller without using the Confidential Information

13    Further Undertakings by the Seller

13.1 The Seller hereby undertakes with the Buyer (for itself and for the benefit of the Company) that it will not during the Restricted Period either solely or jointly with or through any other person, on its own account or as agent, manager, advisor or consultant for any other person or otherwise howsoever:

      13.1.1 carry on or be engaged, or assist, a business which competes, directly or indirectly, with a business of the Company as operated at the date of Completion in the Restricted Territory;

      13.1.2 solicit custom or business from Nokia and/or Toshiba in respect of goods or services competitive with those supplied by the Company as at the date of Completion under the terms of the Nokia Contract or the Toshiba Contract (as the case may be);

      13.1.3 accept custom or business from Nokia and/or Toshiba in respect of goods or services competitive with those supplied by the Company as at the date of Completion under the terms of the Nokia Contract or the Toshiba Contract (as the case may be);

      13.1.4 solicit or endeavour to entice to leave the service or employment of the Company any person who, during the period of 12 months prior to the date of Completion, was an employee of the Company occupying a senior position and who is in possession of Confidential Information or able to influence the customer relationships or connections of the Company;

      13.1.5 employ any person who, during the period of 12 months prior to the date of Completion was an employee of the Company occupying a senior position and who is in possession of Confidential Information or able to influence the customer relationships or connections of the Company;

      13.1.6 in relation to a business located in the Restricted Territory which is competitive with the business of the Company as carried on at the date of Completion use any of the Intellectual Property Rights (except as authorised in writing by the Buyer);

      13.1.7 knowingly do or say anything which is intended to be harmful to the Company's reputation.

13.2 Each restriction in clause 13.1 constitutes an entirely independent restriction on the Seller and if one or more of the restrictions is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason the remaining restrictions or parts thereof, as appropriate, shall continue to bind the Seller.

13.3 The Seller, having taken independent advice, agrees that the restrictions contained in clause 13.1 are reasonable and entered into for the purpose of protecting the goodwill of the Company and therefore if any restriction contained in clause 13.1 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

13.4 The Seller hereby agrees with the Buyer that it will at the Buyer's reasonable request and cost enter into a direct undertaking executed as a deed with the Company whereby it will accept restrictions corresponding to the restrictions contained in clause 13.1 provided that there shall be no double recovery to the Company and the Buyer in the event of a breach by the Seller.

13.5 The Seller shall ensure that each Seller's Group Undertaking complies with clause 13.1.

13.6  Nothing in clauses 13.1 to 13.5 inclusive shall prevent the Seller from:

      13.6.1 employing any person whose employment with the Buyer is terminated after Completion;

      13.6.2  advertising generally for staff;

      13.6.3 acquiring (whether by means of a share or asset purchase) any interest in any business which competes or which may compete with the business of the Company as carried on at the date of Completion; or

      13.6.4 accepting custom or business from Nokia and/or Toshiba in the United States if requested to do so by Nokia or Toshiba (as the case may be) provided such custom or business does not directly compete with the business of the Company as carried on at the date of Completion.

13.7 Clauses 13.1 to 13.1.5 shall cease to apply if the Seller is the subject of a statutory merger under which its rights and obligations are assumed by a successor corporation provided that the Seller or any such successor corporation do not use the Confidential Information or any employees of the Seller who had access to the Confidential Information to compete, directly or indirectly with the business of the Company.

13.8 On receiving the Buyer's reasonable request the Seller shall (at the Buyer's cost):

      13.8.1 do and execute, or arrange for the doing and executing of, each act, document and thing necessary to implement this agreement; and

      13.8.2 give to the Buyer all information it possesses or to which it has access relating to the Company's business (excluding the Legacy Assets) and allow the Buyer to copy any document containing that information.

13.9 Subject to clause 12.1, on receiving the Seller's reasonable request the Buyer shall (at the Seller's cost) give to the Seller such information it possesses or to which it has access relating to the Company's business which the Seller reasonably requires and allow the Seller to copy any document containing that information.

13.10 The Seller undertakes that for so long as it remains the registered holder of any of the Shares after Completion it will:

      13.10.1 hold the Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Buyer;

      13.10.2 deal with and dispose of the Shares and all such dividends, distributions and rights as the Buyer may direct;

      13.10.3 vote at all meetings which it shall be entitled to attend as the registered holder of the Shares in such manner as the Buyer shall direct; and

      13.10.4 execute all instruments of proxy or other documents which the Buyer may require to enable the Buyer to attend and vote at any such meeting.

13.11 In connection with the condition set out in clause 5.1.4, the Seller undertakes to provide a letter to the auditors of the Company (in a form similar to that provided in connection with previous audits of the Company's accounts) confirming that it will provide financial support to the Company up to the date of Completion.

14    Buyer's Undertaking

14.1 The Buyer hereby undertakes to the Seller that as soon as is reasonably practicable following Completion, it shall establish or cause the Company to establish a bonus scheme (the "Employee Scheme") the purpose of which is to provide a means of incentivising and retaining the Company's employees (including, without limitation, those of the Company's employees who are employed by the Company at the date of Completion). The Employee Scheme shall be structured having regard to the tax and other benefits and costs to the Buyer, the Company and the participating employees and shall, in all material respects, provide the benefits to the Company's employees set out in the Employee Scheme Summary. For the avoidance of doubt, the performance targets set out in the Employee Scheme Summary are based upon the Company carrying on business in the ordinary course as carried on at the date of Completion and it is therefore acknowledged that appropriate changes to such targets and/or the scheme may be required in the event of any material change to the Company's business after the date of Completion.

14.2 The Seller grants to the Company with effect from the date of Completion a non-exclusive, royalty free, non-transferable licence to use the name "Geoworks" solely in respect of the business of the Company. As soon as reasonably practicable after all stocks as at Completion of stationery, literature, packaging and other materials carrying the name "Geoworks" are used up, and in any event prior to the first anniversary of the date of Completion the Buyer shall change the name of the Company to a name which shall not include the word "Geoworks" or any similar name.

14.3 The Buyer warrants to the Seller that it has the right, power, capacity and authority and has taken all action necessary to execute and deliver and to exercise its rights and perform its obligations under this agreement and each document to be executed at or before Completion.

15    Announcements

15.1 Subject to clause 15.2, neither party may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this agreement unless it has first obtained the other party's written consent, which may not be unreasonably withheld or delayed.

15.2 Clause 15.1 does not apply to a public announcement, communication or circular:

      15.2.1 required by law or a regulation of a stock exchange, if the party required to make or send it has, if practicable, first advised and taken into account the reasonable requirements of the other party, including but not limited to that made or sent by the Seller or the Company in connection with satisfying the Conditions; or

      15.2.2 made or sent by the Buyer after Completion to a customer, client or supplier of the Company informing it of the Buyer's purchase of the Shares; or

      15.2.3 made or sent by the Seller or the Company after the date of this Agreement to their personnel advising them of the transaction in a customary manner; or

      15.2.4 made or sent by either party to its professional advisers in connection with advice relating to the interpretation of this Agreement, with proceedings relating to the enforcement of the terms of this agreement or otherwise; or

      15.2.5 which contains only information which has become generally available.

15.3 It is acknowledged by the Buyer that a copy of this Agreement will be sent to all shareholders of the Seller for the purposes of procuring their consent to the sale of the Company in accordance with this Agreement.

16    Costs

      Except where this agreement provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this agreement and of each document referred to in it.

17    General

17.1 A variation of this agreement is valid only if it is in writing and signed by or on behalf of each party.

17.2 The failure to exercise or delay in exercising a right or remedy provided by this agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

17.3 The parties rights and remedies contained in this agreement are cumulative and not exclusive of rights or remedies provided by law.

17.4 Except to the extent that they have been performed and except where this agreement provides otherwise, the obligations contained in this agreement (including but not limited to the Warranties and rights in respect of them) remain in force after Completion.

17.5 This agreement and other documents referred to in this agreement (the "Acquisition Documents" constitute the entire agreement between the parties in connection with the sale and purchase of the Shares save that the Non-Disclosure Agreement between the parties shall continue to govern the use and disclosure of confidential information to the extent not inconsistent with this agreement's provisions governing the use of Confidential Information.

17.6 Except for any misrepresentation or breach of warranty which constitutes fraud (as defined in clause 10.5):

      17.6.1 the Acquisition Documents supersede and extinguish all previous agreements between the parties relating to the subject matter thereof and any representations and warranties previously given or made other than those contained in the Acquisition Documents;

      17.6.2 each party acknowledges to the other (and shall execute the Acquisition Documents in reliance on such acknowledgement) that it has not been induced to enter into any such documents by nor relied on any representation or warranty other than the representations and/or warranties contained in such documents;

      17.6.3 each party hereby irrevocably and unconditionally waives any right it may have to claim damages or to rescind this agreement or any of the other Acquisition Documents by reason of any misrepresentation and/or warranty not set forth in any such document.

17.7 Each of the parties acknowledges and agrees for the purposes of the Misrepresentation Act 1967 and the Unfair Contract Terms Act 1977 that the provisions of clause 17.5 and 17.6 are reasonable.

17.8 Each provision of this agreement is severable and distinct from the others and, if any provision is or at any time becomes to any extent or in any circumstances invalid, illegal or unenforceable for any reason, it shall to that extent or in those circumstances be deemed not to form part of this agreement but (except to that extent or in those circumstances in the case of that provision) the validity, legality and enforceability of that and all other provisions of this agreement shall not be affected or impaired and shall remain valid and enforceable.

17.9 Any person falling within the classes of persons described in clause 18.1 may enforce this agreement in respect of those provisions which are expressed to enure for its benefit.

17.10 Subject to clause 17.9, a person who is not party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

18    Assignment

18.1 A party may not assign or transfer or purport to assign or transfer any of its rights or obligations under this agreement without the written consent of the other party (such consent not to be unreasonably withheld or delayed) except that a right (but not an obligation) under clause , 9, 10 or 13 may be assigned or transferred in whole or in part by the Buyer without restriction to any member of the Buyer's Group. In the event that any member of the Buyer's Group to whom the benefit has been assigned ceases to be a member of the Buyer's Group, the benefit of such rights shall immediately be assigned to a member of the Buyer's Group.

18.2 This agreement shall be binding on and shall enure for the benefit of each party's successors, lawful assigns and personal representatives (as the case may be).

19    Notices

19.1 A notice or other communication under or in connection with this agreement shall be in writing and shall be delivered personally or sent by first class post pre-paid recorded delivery (or air mail if overseas) or by fax to the party due to receive the notice or communication, at its registered office or in the case of the Seller at the address indicated on page 2 of this agreement for the time being or another address specified by either party by written notice to the other.

19.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

      19.2.1 if delivered personally, when left at the address referred to in clause 19.1;

      19.2.2  if sent by mail except air mail, two days after posting it;

      19.2.3  if sent by air mail, six days after posting it; and

      19.2.4 if sent by fax, on completion of its transmission evidenced by a transmission report.

20    Governing Law and Jurisdiction

20.1  This agreement is governed by English law.

20.2 The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this agreement (respectively, "Proceedings" and "Disputes") and, for these purposes only , each party irrevocably submits to the jurisdiction of the courts of England.

20.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

20.4 Process by which any Proceedings are begun in England may be served on the Seller by being delivered to the Seller's Solicitors (marked for the attention of John Campion)in accordance with clause 19.1. Process by which any Proceedings are begun in England may be served on the Buyer by being delivered to the Buyer's Solicitors (marked for the attention of Charles Glaskie) in accordance with clause 19.1. Nothing contained in this clause
      20.4 affects the right to serve process in another manner permitted by law.

21    Counterparts

      This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

IN WITNESS whereof the parties have executed this agreement as a deed and it is hereby delivered on the day and year first before written.

                                   Schedule 1
                          Information about the Company

1    Registered number:             2357515

2    Date of incorporation:         9 March 1989

3    Address of registered office:  Beechfield House, Lyme Green Business Park,
                                    Macclesfield, Cheshire, SK11 OJP

4    Authorised share capital:      (British Pound)1,153,500 comprising of
                                    11,535,000 ordinary shares of 10p each.

5    Issued share capital:          (British Pound)1,127,729.70 comprising of
                                    11,277,297 ordinary shares of 10p each.

6    Directors:                     Kenneth Douglas Norbury
                                    Timothy Toppin

7    Secretary:                     Timothy Toppin

8    Accounting reference date:     31 March

9    Auditors:                      Ernst & Young
                                    100 Barbirolli Square
                                    Manchester, M2 3BD

10   Charges:                       None

                                   Schedule 2
                 Items for Delivery by the Seller at Completion

1 Evidence in a form satisfactory to the Buyer (by way of a certificate of the Seller's Solicitors or otherwise) of satisfaction of the Conditions.

2 Executed transfer(s) in respect of the Shares to the Buyer or its nominee(s) and the share certificate(s) for the Shares.

3 As evidence of the authority of each person executing a document referred to in clause 6 or this schedule 2 on the Seller's behalf, a copy of the power of attorney conferring the authority or a copy, certified to be a true copy by a director or the secretary of the Seller, of a resolution of the Seller's board of directors or an authorised committee of that board conferring the authority.

4 If the Buyer requests, an executed power of attorney in favour of the Buyer or its nominee(s) generally in respect of the Shares and which enables the Buyer or its nominee(s) to attend and vote at general meetings of the Company.

5 The common seal (if any) of the Company each register, minute book and other book required to be kept by the Company under the Act made up to the date of Completion, each certificate of incorporation and certificate of incorporation on change of name for the Company and copies of the current Memorandum and Articles of Association of the Company.

6 A letter to the Company from its auditors resigning their office with effect from Completion and containing the statement referred to in section 394 of the Act.

7 A letter executed as a deed in the agreed form from each present director and secretary of the Company in each case resigning their respective office (with effect from the end of the meeting held pursuant to clause 7.4) and acknowledging that the writer has no claim against the Company for compensation for loss of office or otherwise.

8 A copy of each bank mandate of the Company and copies of statements of each bank account of the Company or other evidence acceptable to the Buyer made up to a date not earlier than two Business Days before the date of Completion showing that the Company has a cash balance of an amount which when converted from pounds sterling into US dollars at the Dollar Exchange Rate is equal to at least US$450,000.

9 A copy of a search carried out at the Companies House Registry no more than 2 Business Days before the date of Completion showing that there are no charges over the Company.

10 Evidence in a form reasonably satisfactory to the Buyer that debts and accounts between the Company and each Seller's Group Undertaking or any person connected with any of them have been fully paid.

11    The Management Accounts.

12 Evidence in a form reasonably satisfactory to the Buyer that all guarantees, bonds and indemnities given by the Company and any Encumbrance of the Company in respect of the indebtedness, liabilities or obligations of any of Seller's Group Undertaking have been released.

13 A duly executed copy of (a) the agreed form novation of the Nokia Contract and (b) the agreed form novation, or as the case may be, assignment with consent of the Toshiba Contract.

14    A duly executed copy of the IP Licence.

15    A duly executed copy of the Assumption Agreement.

                                   Schedule 3
                                   Warranties

1     Capacity and Authority

1.1 The Seller has the right, power, capacity and authority and has taken all action necessary to execute and deliver, and to exercise its rights and perform its obligations under, this agreement and each document to be executed at or before Completion.

1.2 The Company has the right, power, capacity and authority to conduct its business as conducted at the date of this agreement.

2     Information

2.1   The Agreement and the Disclosure Letter

      The information set out in schedule 1 is true accurate and not misleading in any material respect.

2.2   Material information

      So far as the Seller is aware, all Material Information about the Shares and the Company's business and assets which might be material for disclosure to a buyer of the Shares has been disclosed to the Buyer in writing.

3     Shares and Subsidiary Undertakings

3.1   The Shares

      3.1.1   The Seller is the only legal and beneficial owner of the Shares.

      3.1.2 The Shares comprise the whole of the Company's allotted and issued share capital, have been properly allotted and issued and are fully paid or credited as fully paid.

      3.1.3 There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the Shares or unissued shares in the capital of the Company. So far as the Seller is aware, no person has claimed to be entitled to an Encumbrance in relation to any of the Shares.

      3.1.4 Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of the Company (including, without limitation, an option or right of pre-emption or conversion).

      3.1.5 None of the Shares has been the subject of a transaction within the last five years where the transferor of the Shares made a gift of them or a transfer to another person on terms that provide for the transferor to receive no consideration or where the consideration in money or money's worth is significantly less than the value in money or money's worth provided by the transferor.

3.2   Subsidiary Undertakings

      The Company does not have and has never had a subsidiary undertaking. The Company has no interest in, and has not agreed to acquire an interest in, or take part in the management of, a corporate body.

4     Accounts

4.1   General

      4.1.1 The Accounts have been prepared and audited on a proper and consistent basis in accordance with the Act and applicable financial reporting standards, accounting principles and practices generally accepted in the United Kingdom.

      4.1.2 No change in accounting policies has been made in preparing the accounts of the Company for each of the three financial years of the Company ended on the Last Accounting Date, except as stated in the audited balance sheets and profit and loss accounts for those years.

      4.1.3 The Accounts show to the shareholders of the Company a true and fair view of the state of affairs of the Company as at the Last Accounting Date and of the profits and losses of the Company for the financial year ended on the Last Accounting Date.

4.2   Debts and liabilities

      The Accounts properly disclose and make adequate provision for all bad and doubtful debts, all liabilities (actual or contingent ) and all capital commitments existing at the Last Accounting Date.

4.3   Extraordinary and exceptional items

      The profits shown by the audited profit and loss accounts of the Company for each of the three financial years of the Company ended on the Last Accounting Date have not (except as disclosed in those accounts) been affected by an extraordinary, exceptional (as such terms are defined in Financial Reporting Standard 3) or non-recurring item or by another fact or circumstance making the profit or loss for a period covered by any of those accounts unusually high or low.

4.4   Off Balance Sheet financing

      The Company has not engaged in any financing (including incurring any borrowing or indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

4.5   Depreciation

      4.5.1 The bases and rates of depreciation and amortisation used in the Accounts were the same as those used in the audited accounts of the Company for the two preceding financial years.

      4.5.2 The rates of depreciation and amortisation used in the audited accounts of the Company for the three financial years of the Company ended on the Last Accounting Date were sufficient to ensure that each fixed asset of the Company will be written down to nil by the end of its useful life.

      4.5.3 The value of the fixed assets of the Company shown in the Accounts is at cost thereof less depreciation deducted from time to time in a consistent manner and there has been no revaluation of such fixed assets since their acquisition.

4.6   Management Accounts

      The Management Accounts have been carefully prepared on a basis consistent with the Accounts and materially in accordance with the accounting policies applied to the Accounts and provide a reasonable reflection of the state of affairs of the Company as at their date.

4.7   Accounting records

      The Company's accounting records are up-to-date, in its possession or under its control and have been properly and accurately completed in accordance with the Act in all material respects.

4.8   Management reports

      4.8.1 There have been no reports concerning the Company prepared by financial or management consultants engaged by the Company within the period of three years prior to the date of this agreement.

      4.8.2 There have been no management recommendation letters received by the Company or its board of directors from any auditor.

5     Changes since the last Accounting Date

5.1   General

      Since the Last Accounting Date:

      5.1.1 the Company's business has been operated in the usual way so as to maintain it as a going concern;

      5.1.2 there has been no material adverse change in the financial or trading position or prospects of the Company; and

      5.1.3 no material change has occurred in the assets and liabilities shown in the

              Accounts and there has been no material reduction in the value of the net tangible assets of the Company on the basis of the valuations used in the Accounts.

5.2   Specific

      Since the Last Accounting Date:

      5.2.1   the Company has not factored, sold or agreed to sell a debt;

      5.2.2 the Company has not made, or agreed to make, capital expenditure exceeding in total (British Pound)50,000 (or its equivalent at the time) or incurred, or agreed to incur, a commitment or commitments involving capital expenditure exceeding in total (British Pound)50,000 (or its equivalent at the time);

      5.2.3 the Company's business has not been adversely affected by the termination, or a material change in the terms, of a material agreement or by the loss of a customer or supplier and the Seller is not aware of a fact or circumstance which is likely to have a material and adverse effect on the Company's business;

      5.2.4 the Company has not made, or agreed to make, any material price reductions or allowances or material price increases on sales of stock or the provision of its services;

      5.2.5   the Company has not changed its accounting reference period;

      5.2.6   no resolution of the shareholders of the Company has been passed;
              and

      5.2.7 the Company has not created, allotted, issued, acquired share or loan capital, or made an agreement or arrangement or undertaken an obligation to do any of those things.

6     Assets

6.1   Title and condition

      6.1.1 Each asset included in the Accounts or acquired by the Company since the Last Accounting Date and each asset used by the Company in connection with the business or which is in the reputed ownership of the Company is:

              (a) legally and beneficially owned by the Company free from any Encumbrance;

              (b) where capable of possession, in the possession or under the control of the Company; and

              (c)   situated in the United Kingdom.

      6.1.2 The Company owns each asset necessary for the operation of its business as carried on at Completion.

      6.1.3 So far as the Seller is aware, all material items of plant, machinery, vehicles and equipment owned or used by the Company are in satisfactory repair and working order and have been regularly and properly maintained. So far as the Seller is aware, none is dangerous, inefficient, out-of-date, unsuitable or in need of renewal or replacement or surplus to the Company's requirements.

6.2   Hire purchase and leased assets

      The Company is not a party to a lease or hire, hire purchase, credit sale or conditional sale agreement.

6.3   Intellectual Property

      6.3.1 So far as the Seller is aware after diligent and thorough enquiry of all appropriate persons (including its legal advisers) and all relevant registries each of the Intellectual Property Rights is:

              (a) valid and enforceable and nothing has been done or omitted to be done by which it may cease to be valid and enforceable;

              (b) either legally and beneficially owned by, the Company free from any Encumbrance, restriction on use or disclosure obligation or used by the Company pursuant to a valid enforceable and subsisting licence ("a Licence"); and

              (c) not, and so far as the Seller is aware will not be, the subject of a claim or opposition from a person (including, without limitation, an employee of the Company) as to title, validity, enforceability, entitlement or otherwise.

      6.3.2 The terms of the Licences are not, having regard to what are considered in the industry in which the Company operates to be standard commercial terms, unduly onerous and no Licences will result in or require the Company to incur significant expense nor will they result in the Company incurring any significant liability.

      6.3.3 The Disclosure Letter contains details of the registered Intellectual Property Rights (including, without limitation, applications for registration) in respect of which the Company is the registered owner or applicant for registration.

      6.3.4 Renewal and other fees payable in respect of the registered Intellectual Property Rights have been paid and all registration fees have been paid in relation to Intellectual Property where registration has been applied for in the name of the Company. All other reasonable action to maintain and protect the Intellectual Property Rights has been taken.

      6.3.5 So far as the Seller is aware nothing has been done or omitted to be done by which a person has sought or will be able to seek cancellation, rectification or other modification of a registration of any of the Intellectual Property Rights.

      6.3.6 There is and (within the 7 year period prior to the execution of this Agreement) has been no current civil, criminal, arbitration, administrative or other proceeding or dispute in any jurisdiction concerning any of the Intellectual Property Rights. No threat of civil, criminal, arbitration, administrative or other proceeding concerning any of the Intellectual Property Rights has been notified to the Seller. To the best of the Seller's knowledge, information and belief, no fact or circumstance exists which might give rise to a proceeding of that type.

      6.3.7 The Company has not granted and is not obliged to grant a licence, assignment or other right in respect of any of the Intellectual Property Rights save on an arms length basis and, having regard to the industry in which the Company operates, standard commercial terms and which terms are not otherwise, insofar as concerns the Company, unduly onerous.

      6.3.8 So far as the Seller is aware there is, and (within the 7 year period prior to the execution of this Agreement) has been no infringement of any of the Intellectual Property Rights.

      6.3.9 So far as the Seller is aware after diligent and thorough enquiry of all appropriate persons (including its legal advisers) and all relevant registries the activities, processes, methods, products or services used, manufactured, dealt in or supplied on or before the date of this agreement by the Company:

              (a) do not require (other than standard licences in respect of commonly used "off the shelf", widely available and entirely unbespoke software), the consent or permission of, or payment to, another person;

              (b) do not at the date of this agreement, nor did they at the time used, manufactured, dealt in or supplied, infringe the Intellectual Property (including, without limitation, moral rights) of another person; and

              (c) have not and so far as the Seller is aware will not give rise to a claim against the Company.

      6.3.10 So far as the Seller is aware no party to an agreement relating to the use by the Company of Intellectual Property owned by another person is, or has at any time been, in material breach of the agreement where such breach would entitle the non-breaching party to terminate the Agreement or may result in the Company or the Buyer sustaining any liability.

      6.3.11 The Intellectual Property Rights comprise all the Intellectual Property used by the Company in and which are necessary for the operation of its business as carried on at Completion and such business will not be adversely affected by the removal of the Legacy Assets.

      6.3.12 all Intellectual Property Rights will be available for use by the Company on substantially identical terms and conditions immediately following Completion and none of such rights will be adversely affected by the transactions contemplated by this Agreement and in the case of Licences terminate or rendered liable to termination by virtue of such transactions.

      6.3.13 The Company is not a party to a confidentiality or other agreement which restricts the use or disclosure of information other than in the ordinary course of business. No disclosure has been made to any person (other than the Buyer) of any Confidential Information of the Company other than in the ordinary course of business and subject to customary confidentiality provisions.

      6.3.14 The Company does not use, or operate its business under a name other than its corporate name.

      6.3.15 All inventions made by employees of the Company and which are used by or for the use of the Company belong to the Company and no claim for compensation under Section 40 Patents Act 1977 or otherwise has been made or so far as the Seller is aware is likely to be made against the Company.

      6.3.16 The Company is not reliant upon the particular knowledge of any of its officers or employees in connection with the use and exploitation of its know-how and other Confidential Information.

      6.3.17 The Novation Agreement in respect of the Toshiba Contract will be valid and enforceable under Californian Law and the Novation Agreement in respect of the Nokia Contract will be valid and enforceable under Swedish Law.

      6.3.18 The removal of the Legacy Assets from the Company by the Seller will not result in any loss, cost, expense, claim or any other liability whatsoever being suffered, sustained or incurred by either or both of the Company and the Buyer.

6.4   Debtors

      6.4.1 No debt shown in the Accounts or the Company's accounting records and which is outstanding at Completion is overdue by more than 12 weeks or is the subject of an arrangement not made in the usual course of the Company's business.

      6.4.2 The Seller has no reason to believe that any of those debts will fail to realise its book value in the usual course of collection.

6.5   Computer Systems

      6.5.1 As far as the Seller is aware, the Licences of the Computer Software have been complied with in all material respects in the operation of the Company and any restrictions in those licences do not adversely affect the present conduct of the Company or any budgeted plans for its conduct. All material parts of the Computer Systems are maintained to a satisfactory standard by the Company's Employees or are maintained pursuant to valid enforceable and subsisting maintenance and support agreements which agreements are having regard to the industry in which the Company operates, subject to standard terms and do not contain, insofar as concerns the Company any unduly onerous provisions.

      6.5.2 The Computer Equipment and the Computer Software constitute all of the Computer hardware and software that is necessary for the carrying on of the Company's business and to fulfil the Company's contractual commitments as at the date of Completion.

      6.5.3 So far as the Seller is aware no third party has any right to prevent the Company from continuing to use the Computer Systems and the Company has received no notice that such right has arisen or been purportedly exercised.

      6.5.4 None of the Company's records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not immediately accessible without charge or notice by the Company.

      6.5.5 The Company has a disaster recovery plan in respect of damage to or destruction of some or all of the Computer Systems . The Company has tested that disaster recovery plan in the last twelve months and that test resulted in full restoration of those functions within 48 hours.

      6.5.6 The Company has procedures in place to ensure the security of the Computer Systems and data stored on it. A copy of such procedures is attached. to the Disclosure Letter and, so far as the Seller is aware, the Company has at all times complied with such procedures.

      6.5.7 The Company is not a party to a facilities management agreement (whether as a provider or a recipient of services) nor is the Company a subscriber to or provider of bureau, out sourcing or similar services.

      6.5.8 In the twelve month period immediately preceding Completion, the Company has not suffered any failures or breakdowns of any of the Computer Systems which have resulted in the Company suffering any substantial financial loss or significant liability , the Company being unable to perform (or being in breach of) any contract or the Company losing any material business.

      6.5.9 The Company has in its possession or control the source codes to all material parts of the Computer Software.

      6.5.10  The Computer Software is able to perform:

              (a) all the Company's monetary transactions in the euro in addition to sterling; and

              (b) any conversion and rounding requirements necessary to give effect to the substitution of sterling by the euro as the currency of the United Kingdom in accordance with all applicable legislation and regulations.

7     Insurance

7.1   Insurance of assets

      Each insurable asset of the Company has at all material times been insured in adequate amounts against each risk normally insured against by a company operating the type of business operated by the Company.

7.2   Other insurance

      The Company has at all material times been adequately insured against accident, third party loss (including, without limitation, product liability) and loss of profits.

7.3   Policies

      The Disclosure Letter contains a list of each current insurance and indemnity policy in respect of which the Company has an interest (together the "Policies").

7.4   Status of the Policies

      So far as the Seller is aware each of the Policies is valid and enforceable. The Company has not done anything or omitted to do anything which might make any of the Policies void or voidable.

7.5   Claims

      No claim is outstanding under any of the Policies and so far as the Seller is aware no circumstances exist which might give rise to a material claim under any of the Policies.

7.6   Premiums

      So far as the Seller is aware, the Company has not done or omitted to do anything which might result in an increase in the premium payable under any of the Policies.

8     Real Property

8.1   Property comprises all land

      The Property comprises all land and premises owned, occupied or used by, or in the possession of, the Company or in which the Company has an interest.

8.2   Title

      The Company has good title to the Property and is solely legally and beneficially entitled to the Property for an unencumbered estate in possession.

8.3   Appurtenant rights

      There is appurtenant to the Property each right, easement and service necessary for its proper and existing use including, without limitation, emergency escape routes. No right or easement is restricted in any way (including, without limitation, a restriction on hours of use) or is capable of being lawfully interrupted or terminated by any person or is liable to be made subject to any charge therefore.

8.4   Outgoings

      The Property is not subject to outgoings other than the uniform business rate, water and sewerage rates and, in the case of a property held under a lease, tenancy or licence, rent, service charge and insurance premiums, all such outgoings have been paid to date.

8.5   Adverse interests

      No fact or circumstance exists which adversely affects the use or enjoyment of the Property or casts doubt on the Company's right or title to the Property.

8.6   Performance of obligations affecting the Property

      The Company has not received notice that it has not performed or complied with each Permit, obligation, covenant, exception, reservation, stipulation, condition, restriction, agreement (including, without limitation, the term of the lease) and legal, regulatory and administrative requirement affecting the Property, its ownership, occupation, possession, development or existing use.

8.7   Proceedings, disputes and notices

      There is, and during the two years ending on the date of this agreement has been, no civil, criminal, arbitration, administrative or other proceeding or dispute concerning the Property. No civil, criminal, arbitration, administrative or other proceeding concerning the Property is pending or threatened. To the best of the Seller's knowledge, information and belief, no fact or circumstance exists which may give rise to a proceeding of that type. There is no outstanding notice affecting the Property.

8.8   Condition of Property

      The Seller is not aware of a material deficiency which requires correction in the state or condition of any building or other structure on or forming part of the Property.

8.9   Leasehold of Matters

      8.9.1   In relation to the lease of the Property:

              (a) so far as the Seller is aware, there is no fact or circumstance which:

                    (i) could entitle or require a person (including, without limitation, the landlord to forfeit or enter on, or take possession of, or occupy, the Property; or

                    (ii) could restrict or terminate the Company's continued and uninterrupted possession or occupation of the Property; or

              (b) a rent or fee payable in respect of the Property is not at the date of this agreement being reviewed;

8.10  Outstanding property liabilities

      Except in relation to the Property, the Company has no material liability arising out of a conveyance, transfer, lease, tenancy, licence, guarantee, agreement or other document relating to land, premises or an interest in land or premises.

9     Environmental Matters

9.1 The Company has not received notice that it has not carried on its business in all respects in compliance with all Environmental Laws.

9.2 So far as the Seller is aware, there are no civil, criminal, arbitration or administrative actions, claims, proceedings or suits pending or threatened against the Company arising from or relating to any Environmental Laws and so far as the Seller is aware there are no circumstances which may lead to such actions, claims, proceedings or suits.

10    Agreements

10.1  Validity of agreements

      10.1.1 The Seller has no knowledge of the invalidity of, or a ground for termination, avoidance or repudiation of, an agreement, arrangement or obligation subsisting at the date of this agreement to which the Company is a party. No party with whom the Company has entered into an agreement, arrangement or obligation subsisting at the date of this agreement has given notice of its intention to terminate, or has sought to repudiate or disclaim, the agreement, arrangement or obligation.

      10.1.2 The Company is not in material breach of any agreement or arrangement. So far as the Seller is aware no fact or circumstance exists which might give rise to a breach of this type.

10.2  Material agreements

      10.2.1 Details of any material long term contracts falling within the following categories are set out in the Disclosure Letter::

              (a) an agreement, arrangement or obligation entered into other than in the usual course of its business; or

              (b) an agreement, arrangement or obligation entered into other than by way of a bargain at arm's length; or

              (c) an agreement or arrangement restricting the Company's freedom to operate the whole or part of its business or to use or exploit any of its assets in any jurisdiction as it decides;

              (d) a sale or purchase, option or similar agreement, arrangement or obligation affecting an asset (other than real property) owned, possessed or used by the Company.;

              (e) an agreement, arrangement or obligation with which the Company cannot comply without incurring significant expenditure outside the usual ordinary course.

      10.2.2 The Company is not a party to and, to the Seller's knowledge, is not in material breach of:

              (a) an agreement, arrangement or obligation by which the Company is a member of a joint venture, consortium, partnership or association (other than a bona fide trade association);

              (b) a distributorship, agency or franchise agreement or arrangement; or

              (c) a licence agreement outside the ordinary course of business under which it has rights in respect of any Intellectual Property Rights of any other person or in respect of which a liability to pay a royalty or like fee may arise or has arisen.

11    Terms of Trade and Business

11.1  Creditors

      The Company has paid its creditors within the times agreed with them. No debt owing by the Company has been due for more than six weeks.

11.2  Suppliers and customers

      11.2.1 During the year ending on the date of this agreement no customer or supplier of the Company material to its business has:

              (a) stopped, or indicated in writing an intention to stop, trading with or supplying the Company;

              (b) reduced, or indicated in writing an intention to reduce, substantially its trading with or supplies to the Company; or

              (c) changed, or indicated in writing an intention to change, substantially the terms on which it is prepared to trade with or supply the Company (other than normal changes in the usual course of business.

              (d)

      11.2.2 The Company has not entered into an agreement or arrangement with a customer or supplier other than on an arm's length basis and in the usual course of business.

      11.2.3 No person (either individually or jointly with another person) has bought from or sold to the Company, either in the financial year of the Company ended on the Last Accounting Date or since the Last Accounting Date, more than ten per cent. of the total amount of all purchases or sales made by the Company in that financial year or since the Last Accounting Date.

11.3  Conditions and warranties in respect of goods or services

      Except for a guarantee or warranty implied by law or contained in its standard terms of business or otherwise given in the usual course of business, the Company has not given a guarantee or warranty, in respect of goods or services supplied or agreed to be supplied by it.

12    Employees

12.1  General

      12.1.1 There is no employment or other contract of engagement (written or otherwise) between the Company and any of its directors or other officers other than as set out in the Disclosure Letter. The Company is not a party to a consultancy contract and so far as the Seller is aware there is no shadow director of the Company.

      12.1.2 There is no employment contract between the Company and any of its employees which cannot be terminated by three months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal). The Company has not received notice of resignation from any senior employee or has reason to believe that the sale of the Shares to the Buyer will result in any officer or senior employee leaving the Company.

      12.1.3 There is no employment or consultancy contract or other contract of engagement between the Company and any person which is in suspension or has been terminated but is capable of being revived or enforced or in respect of which the Company has a continuing obligation.

      12.1.4  The Disclosure Letter contains details of:

              (a) the total number of the Company's employees including details of those who are on maternity leave or absent because of disability or other long-term leave of absence, and have or may have a right to return to work with the Company;

              (b) the name, date of start of employment, period of continuous employment, salary and other benefits, grade and age of each employee of the Company and, where an employee has been continuously absent from work for more than one month, the reason for the absence; and

              (c) the material terms of the contract of each director, other officer and employee of the Company entitled to remuneration at an annual rate, or an average annual rate over the last three financial years, of more than (British Pound)50,000.

      12.1.5 The basis of the remuneration payable to the Company's directors, other officers and employees is the same as that in force at the Last Accounting Date. The Company is not obliged to increase, nor has it made provision to increase, the total annual remuneration payable to its directors, other officers and employees by more than five per cent. or to increase the rate of remuneration of a director, other officer or employee entitled to annual remuneration of more than (British Pound)50,000.

      12.1.6 The Company owes no amount to a present or former director, other officer or employee of the Company (or his dependant) other than for accrued remuneration or holiday or reimbursement of business expenses which, to the extent due, have been paid or discharged in full and the Company has not provided, or agreed to provide a gratuitous payment, loan or benefit to a director, officer or employee or to any of their dependants.

      12.1.7 There is no agreement or arrangement between the Company and an employee or former employee with respect to his employment which is not included in the written terms of his employment or previous employment.

      12.1.8 The Company has maintained up-to-date, full and accurate records regarding the employment of each of its employees (including, without limitation, details of terms of employment, payments of statutory sick pay and statutory maternity pay, income tax and social security contributions, disciplinary and health and safety matters) and termination of employment.

      12.1.9 The Company has not entered into any agreement and no event has occurred which may involve the Company in the future acquiring any undertaking or part of one such that the Transfer of Undertakings (Protection of Employment) Regulations 1981 may apply thereto.

12.2  Payments on termination

      Except as disclosed in the Accounts, the Company has not:

      12.2.1 incurred a liability for breach or termination of an employment contract including, without limitation, a redundancy payment, protective award or compensation for wrongful dismissal, unfair dismissal or failure to comply with an order for the reinstatement or re-engagement of an employee;

      12.2.2 incurred a liability for breach or termination of a consultancy agreement;

      12.2.3 made or agreed to make an ex-gratia payment or provided or agreed to provide a new benefit to a present or former director, other officer or employee of the

              Company or to any of his dependants or made any other agreement or arrangement in connection with the actual or proposed termination or retirement or suspension of employment or variation of an employment contract; or

      12.2.4 incurred a liability in respect of any accident or injury which is not covered by insurance, or received notice of claim from a director, officer, employee or former employee indicating a potential liability in respect any of the foregoing.

12.3  Compliance with law

      So far as the Seller is aware the Company has complied with:

      12.3.1 each obligation imposed on it by, and each order and award made under, statute, the Treaty of Rome, EC Directive, regulation, collective agreement, custom and practice relevant to the relations between it and its employees or a trade union or the terms of employment of its employees; and

      12.3.2 each award and declaration made by the Central Arbitration Committee; and

      12.3.3 the provisions of the Employment Rights Act 1996 in relation to its employees;

      and there are no enquiries or investigations existing, pending or threatened affecting the Company in relation to any directors, officers or employees by the Equal Opportunities Commission, the Commission for Racial Equality or the Health and Safety Executive or any other bodies with similar functions or powers in relation to workers.

12.4  Redundancies and transfer of business

      Within the year ending on the date of this agreement the Company has not:

      12.4.1 given notice of redundancies to the relevant Secretary of State or started consultations with a trade union under Chapter II of Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 or failed to comply with its obligations under Chapter II of
              Part IV of that Act; or

      12.4.2 been a party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981) or failed to comply with a duty to inform and consult a trade union under those Regulations.

12.5  Trade unions

      12.5.1 The Company has no agreement or arrangement with and does not recognise a trade union, works council, staff association or other body representing any of its employees.

      12.5.2 The Company is not involved in, and so far as the Seller is aware no fact or circumstance exists which might give rise to, a dispute with a trade union, works council, staff association or other body representing any of its employees.

12.6  Incentive schemes

      The Company does not have and is not proposing to introduce a share incentive, share option, profit sharing, bonus, commission or other incentive scheme for any of its directors, other officers or employees.

13    Liabilities

13.1  Indebtedness

      13.1.1 Details of all overdrafts, loans or other financial facilities outstanding or currently made available to the Company are set out in the Disclosure Letter.

      13.1.2 Except as disclosed in the Accounts the Company does not have any other bank or deposit accounts (whether in credit or overdrawn).

13.2  Guarantees and indemnities

      13.2.1 The Company is not a party to and is not liable (including, without limitation, contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

      13.2.2 No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or security provided by, another person.

13.3  Events of default

      So far as the Seller is aware, no event has occurred or been alleged which:

      13.3.1 constitutes an event of default, or otherwise gives rise to an obligation to repay, under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both); or

      13.3.2 will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of the Company becoming enforceable (or will do so with the giving of notice or lapse of time or both);

      and the Company has not repaid any sum in the nature of borrowings in advance of any due date or made any loan or, other than in the normal course of business, incurred any indebtedness.

13.4  Grants

      The Company is not liable to repay an investment or other grant or subsidy made to it by a body (including, without limitation, the Department of Trade and Industry or its predecessor).

14    Permits

14.1  Compliance with Permits

      So far as the Seller is aware, the Company has obtained and complied with the terms and conditions of each Permit which is material to the conduct of its business (details of which are contained in the Disclosure Letter).

14.2  Status of Permits

      So far as the Seller is aware, each Permit is in force so far as the Seller is aware, or subject only to a condition that has been satisfied (and nothing more remains to be done under the condition). No expenditure or work is or will be necessary to comply with, maintain or obtain a Permit and there is no indication that any Permit might be revoked, suspended, cancelled, varied or not renewed in the ordinary course of business.

15    Insolvency, Winding Up etc.

15.1  Winding up and administration

      So far as the Seller is aware no order has been made, petition presented or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company or for an administration order in respect of the Company.

15.2  Receivership

      No receiver or receiver and manager has been appointed of the whole or part of the Company's business or assets.

15.3  Voluntary arrangements

      No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of the Company. No compromise or arrangement has been proposed, agreed to or sanctioned under section 425 of the Act in respect of the Company.

15.4  Insolvency

      The Company is not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

15.5  Distress etc.

      No distress, execution or other process has been levied on an asset of the Company.

15.6  Unsatisfied judgments

      There is no unsatisfied judgment or court order outstanding against the Company.

15.7  Striking out

      No action is being taken by the registrar of companies to strike the Company off the register under section 652 of the Act.

15.8 So far as the Seller is aware, the Company has not suffered any equivalent or analogous proceedings or orders to any of those described in paragraph 16 above under the law of the jurisdiction in which such company is incorporated or any jurisdiction in which such company carries on business or has an asset.

16    Pensions and other Benefits

16.1 There is not in operation, and never has been and no proposal has been announced to enter into or establish, any pension scheme or other agreement or arrangement for the payment of, or payment of a contribution to towards, a pension, allowance, lump sum or other similar benefit on retirement, death, termination of employment or during periods of sickness or disablement, for the benefit of an employee or an employee(s) dependants.

16.2 So far as the Seller is aware, the Company has complied with its obligations to facilitate access to a stakeholder pension scheme in accordance with section 3 of the Welfare Reform and Pensions Act 1999.

17    Litigation and Compliance with Law

17.1  Litigation

      17.1.1 Neither the Company nor a person for whose acts or defaults the Company may be vicariously liable is involved, in a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction. So far as the Seller is a aware no civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable.

      17.1.2 So far as the Seller is aware no fact or circumstance exists which might give rise to a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction involving the Company or a person for whose acts or defaults the Company may be vicariously liable.

      17.1.3 There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against the Company or a person for whose acts or defaults the Company may be vicariously liable.

17.2  Compliance with law

So far as the Seller is aware, the Company has conducted its business and dealt with its assets in all respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

17.3  Data protection

      17.3.1 So far as the Seller is aware the Company has obtained and maintained in force each registration under the Data Protection Act 1998 necessary or appropriate in relation to its business including, without limitation, each registration relating to the obtaining, holding, processing, transfer and disclosure of personal data effected by the Company (including, without limitation, to the Buyer).

      17.3.2 The Company has in respect of personal data relating to its business at all times complied with the provisions of the Data Protection Acts 1998 and has put all necessary procedures in place to comply with the Data Protection Act 1998.

17.4  Brokerage or commissions

      No person is entitled to receive from the Company a finder's fee, brokerage or commission in connection with this agreement and the Company is not liable to pay to any of its directors, employees, agents or advisors any sum whatsoever in connection with the sale of the Shares.

18    Insider agreements

18.1 There is, and during the three years ending on the date of this agreement there has been, no agreement or arrangement (legally enforceable or not) to which the Company is or was a party and in which a director or former director of the Company or a person connected with any of them is or was interested in any way.

18.2 The Company does not owe any obligation or sum to nor does it and neither will it immediately after Completion have any contractual or other arrangements of any sort with the Seller or any of its connected persons.

18.3 So far as the Seller is aware no member of the Seller's Group has any interest in any other company or business which has a close trading relationship with or is in competition within the Restricted Territory with the Company.

19    Constitution, Registers and Returns

19.1  Constitution

      The Company has received no written notice that it is failing or has failed to operate its business in all material respects in accordance with its memorandum and articles of association at the relevant time.

19.2  Registers etc.

      Each register, minute book and other book which the Act requires the Company to keep has been properly kept and in compliant with the Act in all material respects. No written notice has been received or allegation made that a register or book is incorrect or should be rectified.

19.3  Returns etc.

      All documents required to be delivered by the Company to the registrar of companies have been properly prepared and delivered.

19.4  Powers of attorney and authorities

      The Company has given no power of attorney or other authority by which a person may enter into an agreement, arrangement or obligation on the Company's behalf (other than an authority for a director, other officer or employee to enter into an agreement in the usual course of his duties).

                                   Schedule 4
                                    Taxation

                 Part 1: Taxation Definitions and Interpretation

1     Taxation Definitions

1.1 In this schedule the following words and expressions shall have the following meanings unless the context requires otherwise:

      "CAA"                             the Capital Allowances Act 2001;

      "Event" means any act, omission, arrangement, transaction or other event whatsoever (including, without limitation, the entering into the agreement, Completion, the Company ceasing or having ceased to be a member of any group or associated with any other person for any tax purposes, any change in the residence of any person, the winding-up or dissolution of any person and the death of any individual);

      "Quasi Tax Authority"             (a)   in the case of inheritance tax,
                                              any person holding any power of
                                              sale over any property for the
                                              purpose of raising the amount of
                                              such tax;

                                        (b)   in the case of either an
                                              obligation to make a payment, or
                                              repay (in whole or in part) any
                                              payment, for group relief, the
                                              surrender of advance corporation
                                              tax or a transferred tax refund,
                                              any person to whom such payment or
                                              repayment is required to be made;

                                        (c)   in the case of an obligation to
                                              make a payment or repayment in
                                              respect of VAT to a member of a
                                              group (as described in section 43
                                              VATA), the member of the VAT group
                                              to which such payment or repayment
                                              is required to be made;

                                        (d)   in the case of an obligation to
                                              make a payment or repayment in
                                              respect of corporation tax to a
                                              member of a group of companies in
                                              circumstances where arrangements
                                              exist with the Inland Revenue
                                              pursuant to section 36 Finance Act
                                              1998
                                              whereby one member of the group
                                              may discharge the liability of
                                              other members of the group to pay
                                              corporation tax, the member of the
                                              group of companies to which such
                                              payment or repayment is required
                                              to be made;

                                        (e)   in the case of any statutory
                                              indemnity or right to recovery any
                                              person having the benefit of the
                                              indemnity or right to recovery;

      "Relief" means any loss, relief, exemption, allowance, deduction, credit or set-off in respect of Tax or relevant to the computation of Tax and any right to repayment of Tax and:

                                        (a)   any reference to the "use or
                                              set-off" of Relief shall be
                                              construed accordingly;

                                        (b)   any reference to the "loss" of
                                              Relief includes the absence,
                                              non-existence, reduction or
                                              cancellation of any such Relief or
                                              such Relief being wholly or partly
                                              unavailable; and

                                        (c)   any reference to a "right to
                                              repayment of Tax" includes any
                                              right to repayment supplement or
                                              interest or other similar payment
                                              in respect of Tax,

                                        and cognate expressions shall be
                                        construed accordingly;

      "Taxation" or "Tax"               means all forms of taxation, duties,
                                        rates, levies, withholdings, deductions, charges and imposts in each case in the nature of taxation imposed in the United
                                        Kingdom or elsewhere including but not
                                        limited to:

                                        (a)   in the United Kingdom, income tax
                                              to which the Pay as You Earn
                                              System applies, advance
                                              corporation tax, any liability
                                              arising under section 419 or 601
                                              ICTA, national insurances
                                              contributions, value added tax and
                                              input tax with the meaning of
                                              section 25 VATA;

                                        (b)   all penalties, surcharges, fines
                                              and interest payable to a Tax
                                              Authority relating to any of the
                                              above or to the making of any
                                              return or
                                              the failure to make or the making
                                              of any incomplete or incorrect
                                              return in respect of any of the
                                              above; and

                                        (c)   any payment by way of settlement
                                              or compromise of any Tax Claim or
                                              Tax Liability of the Company in
                                              respect of any of the above;

      "Tax Authority"                   means the Inland Revenue, H M Customs &
                                        Excise and any other authority, body or
                                        official (whether in the United Kingdom
                                        or elsewhere) competent to assess,
                                        demand, impose, administer or collect
                                        Tax or make any decision or ruling on
                                        any matter relating to Tax;

      "Tax Claim"                       Means a claim for breach of the
                                        warranties in Part 2 of this schedule or under the covenant in Part 3 of this schedule

      "Tax Demand"                      means any notice, demand, assessment,
                                        letter or other document issued or other action taken by or on behalf of any Tax
                                        Authority or Quasi Tax Authority
                                        indicating that:

                                        (a)   the Company or the Buyer has or
                                              may have a liability to make a
                                              payment of or in respect of Tax;
                                              or

                                        (b)   any Relief is, may be or has been
                                              (in whole or in part) lost,
                                              set-off or used; or

                                        (c)   any of the assets of the Company
                                              or the Buyer are subject to any
                                              charge or any power of sale
                                              resulting from or in consequence
                                              of any liability to Tax

                                        and in respect of which a Tax Claim may
                                        be made; and

      "Tax Liability"                   has the meaning ascribed to it in
                                        sub-paragraph 2.1 of Part I of this
                                        schedule.

2     Taxation Interpretation

2.1 In this schedule "Tax Liability" means a liability to make any payment or increased payment of or in respect of Tax (whether or not such liability is a primary liability and whether or not the person so liable has or may have any right of indemnity or reimbursement (statutory or otherwise) against any other person) and also:

      2.1.1 the loss, unavailability or reduction of any Relief which has been taken into account in computing, or in obviating the need for, any provision for deferred tax in the Completion Accounts or which is reflected or shown as an asset in the Completion Accounts (an "Accounts Relief");

      2.1.2 the use or set off of any Relief which arises in respect of an Event occurring or period ending after Completion (a "Post Completion Relief") or an Accounts Relief where the use or set off of that Relief has the effect of reducing or eliminating any Tax Liability of the Company which would otherwise have given rise to a Tax Claim for which the Seller would have been liable;

      2.1.3 any payment by the Company for group relief or for the surrender of advance corporation tax or for a transferred tax refund or any refund by the Company of a payment for group relief or for the surrender of advance corporation tax or for a transferred tax refund;

      2.1.4 any payment or repayment by the Company in respect of VAT to a member of a group (as described in section 43 VATA) of which the Company was a member prior to Completion;

      2.1.5 any payment or repayment in respect of corporation tax to a member of a group of companies in circumstances where arrangements exist with the Inland Revenue pursuant to section 36 Finance Act 1998 whereby one member of that group may discharge the liability of other members of that group to pay corporation tax; and

      2.1.6 the enforcement or exercise of any mortgage or charge or power of sale over any of the Shares or over any assets of the Company in connection with the payment of any amount of Tax.

      PROVIDED THAT:

      2.1.7 in any case falling within sub-paragraphs 2.1.1 or 2.1.2 where the Relief lost, used or set off would have operated as a deduction from gross income, profits or gains, the Tax Liability shall be treated as being equal to the amount of the Relief multiplied by the rate of corporation tax in force at the date of Completion (where the Relief has been lost) or at the date or when it is used or set off;

      2.1.8 in any other case falling within sub-paragraphs 2.1.1 or 2.1.2 the Tax Liability shall be treated as being equal to the amount of the Relief lost, used or set off;

      2.1.9 in any case falling within sub-paragraph 2.1.3, 2.1.4 or 2.1.5 the Tax Liability shall be treated as being equal to the amount of the payment required to be paid or repaid; and

      2.1.10 in any case falling within sub-paragraph 2.1.6, the Tax Liability shall be treated as being equal to the amount of Tax which is or is liable to be paid out of the proceeds of enforcement or exercise of the mortgage, charge or power of sale together with the amount of any costs or expenses incurred in connection with such enforcement or exercise which are liable to be paid out of those proceeds.

2.2   In interpreting and applying this schedule

      2.2.1 any reference to income, profits or gains earned, accrued or received or having arisen includes income, profits or gains deemed to be or treated as being earned, accrued or received or as having arisen for any Tax purposes;

      2.2.2 any reference to any form of Tax or Relief which exists in the United Kingdom includes a reference to any equivalent or substantially equivalent Tax or Relief in any other relevant country or Tax jurisdiction.

                             Part 2: Tax Warranties

3 Full provision or reserve has been made in the Accounts for all Tax liable to be assessed on the Company or for which it is it or may become accountable in respect of any period ended on or before the Last Accounting Date.

4 The Accounts make full provision for deferred tax and show the full potential liability of the Company for deferred tax and no transfer from or reduction in the deferred tax account or any other reserve in respect of deferred tax has been made or will be made by the Company on or before Completion.

5 The Company has duly and punctually made all returns and given or delivered all notices, accounts and information which ought to have been made to any Tax Authority and such returns, notices, accounts and information are up-to-date, complete and accurate and have been made or provided on a proper and consistent basis.

6     The Company has duly and punctually paid all Tax for which it is liable.

7 The Company is not and has not in the last three years been involved in any material dispute with any Tax Authority concerning any matter likely to affect in any way its liability to Tax (whether accrued, contingent or future) and the Company is not aware of any matter which may lead to such dispute.

8 All clearances and consents obtained from any Tax Authority by the Company in the last 3 years have been Disclosed to the Buyer in the Disclosure Letter and were based on full and accurate disclosure of all the facts and circumstances material to the decision of the Tax Authority.

9     Close Companies:

9.1 The Company is not and has not in the last ten years been a close company as defined in section 414 ICTA 1988.

9.2 No distribution within section 418 ICTA 1988 (payments etc to participators and associates) has been made by the Company.

9.3 No loan or advance or debt within section 419 ICTA 1988 (loans to participators etc) or section 422 ICTA 1988 (extension of Section 419 to loans by controlled companies) has been incurred, made or agreed to be made by the Company, and the Company has not since the Last Accounting Date released or written off the whole or part of the debt in respect of any such loan or advance.

10 The Company is resident in the United Kingdom for Tax purposes and will be so resident at Completion and is not and never has been resident for any purpose in any other country and does not have and has never had any permanent establishment in any other country.

11 The Company has duly deducted and accounted for all Taxation due to have been deducted by it and accounted for such Taxation to the extent required.

12 The book value of each of the assets of the Company in or adopted for the purposes of the Accounts does not exceed the written down value of such asset for the purposes of the CAA or where the assets form a pool for the purposes of the CAA does not exceed the pool of qualifying expenditure.

13 The expenditure allowable as a deduction for the purposes of the computation of any chargeable gain or allowable loss attributable to any asset of the Company for the purposes of corporation tax on chargeable gains is not less than the value of that asset as shown in the Accounts.

14 There are set out in the Disclosure Letter full details of any held-over gains within Section 154 TCGA.

15 The Company has not acquired an asset which could be deemed to be disposed of if Section 179 TCGA were to apply and the entry into this agreement and/or Completion will not give rise to any deemed disposal under Section 179 TCGA.

16 No liability to Tax (other than VAT) would arise if the Company were to dispose of an asset acquired since the Last Accounting Date for a consideration equal to that actually given for the acquisition.

17    The Company is not a member of a group of companies for the purposes of
      Section 170 TCGA, Section 43 VATA and Sections 402-413 (inclusive) ICTA.

18 The Company is registered for the purposes of the VATA, has made, given, obtained and kept up-to-date, full and accurate record, invoices and documents appropriate or required for the purposes of the VATA, have complied in all respects with all other applicable VAT legislation and in particular have filed all returns and made all payments of VAT on a timely basis and have not been required by a Taxation Authority to give security under the VATA.

19 The Company has not made any election or claim or given any consents under or entered into any agreements or arrangements relating to Section 240, 247 or 402 ICTA or Section 102 of the Finance Act 1989 respectively nor is any such company liable to make or repay any payment in relation to any such relief.

20 There is no liability to Tax for which the Company is liable to be assessed or to account where such Tax is primarily chargeable against some other person.

21 All documents in the possession of the Company or to the production of which it is entitled which attract stamp or transfer duty in the United Kingdom or elsewhere and to which the Company was a party as purchaser or lessee have been properly stamped.

22 The Company has not entered into or been a party to any scheme or arrangement designed wholly or partly for the purpose of it or any other person avoiding Tax.


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

23    The Company:

23.1 has not agreed any special method of attributing, accounting or otherwise in relation to VAT with HM Customs and Excise;

23.2 does not own any capital items which are subject to Part XV of the Value Added Tax (General) Regulations 1995; and

23.3 does not own any land or buildings (including any interest in or right over any land or buildings) in respect of which it or a relevant associate of it has made an election to waive exemption pursuant to paragraph 2
      Schedule 10 VATA.

24 The Company is and has always been resident only in the UK and does not have a permanent establishment outside the UK.

25 The Company has not incurred any Tax Liabilities outside the UK as a result of its trading activities with the Seller.


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

                              Part 3: Tax Covenant

26    Covenant To Pay

26.1 Subject as provided in this schedule, the Seller covenants with the Buyer to pay to the Buyer an amount equal to any Tax Liability of the Company arising in consequence of any of the following:

      26.1.1  any Event which occurred on or before Completion;

      26.1.2 any income, profits or gains earned, accrued, received or which arose on or before Completion;

      26.1.3 the Company being or becoming liable in consequence of the failure by:

              (a) any other company (a) which has at any time (whether before or after Completion) been a member of a group (as defined for any relevant Tax purposes) of which the Company has at any time prior to Completion been a member or (b) with which the Company has at any time otherwise been connected or associated prior to Completion or (c) which was under control of the same person as the Company at any time prior to Completion; or

              (b) any company which is or has been under the control of the Seller, to discharge Taxation within a specified period or otherwise;

      26.1.4 the Company making a payment in respect of Taxation under any indemnity, covenant, guarantee or charge entered into on or before Completion and which does not arise by reference to any voluntary act of the Company following Completion; or

      26.1.5 the Inland Revenue adjusting the Company's profits under Section 770A and Schedule 28AA ICTA where such profits relate to Events occurring prior to Completion.

26.2 Subject as provided in this Schedule, the Seller covenants with the Buyer to pay to the Buyer an amount equal to any Tax Liability of the Company or the Buyer arising in consequence of any depletion in or reduction in value of the assets or increase in the liabilities of the Company or the Buyer as a result of any inheritance tax which:

      26.2.1 is at Completion a charge on any of the Shares or on any of the assets of the Company or has given rise to a power to sell, mortgage or charge any of the Shares or any of the assets of the Company; or

      26.2.2 after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the Shares or any of the assets of the Company being a liability in respect of inheritance tax payable as a result of the death of any person within seven years after a transfer of value (or a deemed


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

              transfer of value) if a charge on or power to sell, mortgage or charge any such Shares or assets existed at Completion or would, if the death had occurred immediately before Completion and the inheritance tax payable as a result thereof had not been paid, have existed at Completion.

      26.2.3 Subject as provided in this schedule, the Seller covenants with the Buyer to pay to the Buyer an amount equal to all costs and expenses reasonably and properly incurred or payable by the Buyer or the Company in connection with or in consequence of any Tax Liability in respect of which the Seller is liable to make a payment to the Buyer under the terms of this schedule.

26.3 In determining for the purposes of this paragraph whether a charge on or power to sell, mortgage or charge any of the Shares or assets of the Company exists at any time the fact that any Tax is not yet payable or may be paid by instalments shall be disregarded and such Tax shall be treated as becoming due and a charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises.

26.4 The provisions of section 213 of the Inheritance Tax Act 1984 shall not apply to any payments falling to be made under this schedule.

26.5 Any payment made by the Seller to the Buyer pursuant to this schedule shall be a reduction in or refund of the consideration payable or paid by the Buyer to the Seller pursuant to the agreement.


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   Part 4: Limitation of Liability, Conduct of Claims, Payments and Exclusions

27    Corresponding Benefit

27.1  Where:

      27.1.1 a Tax Liability of the Company or the circumstances giving rise to that Tax Liability has resulted in a Relief for the Company which would not otherwise have arisen (a "Relevant Relief "); and

      27.1.2 the Seller has made a payment to the Buyer in respect of such Tax Liability under either the Tax Covenant or the Tax Warranties,

              upon the Company utilising the Relevant Relief, an amount equivalent to the lesser of:

27.2

      27.2.1 the amount of Tax which the Company would have been liable to pay but for the utilisation of the Relevant Relief (less an amount equal to the costs and expenses reasonably incurred by the Buyer or the Company in obtaining the Relevant Relief); and

      27.2.2 the amount paid by the Seller in respect of the Tax Liability giving rise to the Relevant Relief.

      shall firstly be set off against any payment then due from the Seller pursuant to the Warranties or the Tax Covenant and secondly to the extent that there is an excess, be refunded to the Seller.

27.3 For the purposes of paragraph 1.1, the Company shall not be regarded as utilising a Relevant Relief until the last date upon which it would have been obliged to make an actual payment of Tax (which it would otherwise have had to have paid but for the Relevant Relief) in order to avoid incurring any fine, penalty or interest in respect of unpaid Tax or, in the case or a Relevant Relief consisting of a right to repayment of Tax, the date on which the Company receives cleared funds in respect of such repayment.

27.4 Nothing in this paragraph 1 shall oblige the Company to utilise a Relevant Relief in priority to any other Relief then available to it or to maximise the amount of any Relevant Relief and the Company shall for the purposes of this paragraph be deemed to use all other Reliefs then available to it, as permitted by law, as though the Relevant Relief did not exist, in priority to the Relevant Relief in determining when the Relevant Relief is utilised but, subject to the above, the Company shall use its reasonable endeavours to utilise the Relevant Relief.

27.5 A payment pursuant to this paragraph 1 shall be made three Business Days before the date on which the Company would have been liable to make the payment of Tax but for the Relevant Relief or, in the case of a repayment of Tax, three Business Days following receipt.


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27.6  The Seller shall be entitled to require, and the Buyer shall procure, that the Company's auditors shall (at the Seller's cost) certify the amount of any payment due under this paragraph 1.

28    Third Party Recovery

28.1 If the Seller has paid an amount to the Buyer in respect of a Tax Liability (pursuant either to the Tax Covenant or the Tax Warranties) and the Company or the Buyer has received a payment or obtained a reimbursement, refund, credit or set-off from any person (other than the Buyer or the Company) in respect of the Tax Liability or has (whether by operation of law, contract or otherwise) a right of reimbursement or refund against any other person or persons (other than the Buyer or the Company) in respect of the Tax Liability, the Buyer shall (i) notify the Seller as soon as is reasonably practicable after becoming aware of such receipt or right but shall not have any duty to make any enquiries regarding such right of recovery and (ii) in the case of a right or reimbursement or refund, if requested by the Seller and if indemnified and secured to the Buyer's reasonable satisfaction against all reasonable and proper costs and expenses and any Tax Liability or additional Tax Liability of the Buyer or the Company arising as a result of any action taken pursuant to this paragraph procure that the Company shall take reasonable steps to enforce the right, keeping the Seller fully informed of any progress. Where the Buyer or the Company receives an amount from a third party which is relevant for the purposes of this paragraph, an amount equal to the lesser of:

      28.1.1 the amount paid by the Seller under this schedule in respect of the Taxation Liability less any costs and/or expenses reasonably and properly incurred by the Buyer or the Company in obtaining such amount from the Seller which have not been reimbursed by the Seller; and

      28.1.2 the amount received by the Buyer or the Company from the third party pursuant to this paragraph less:

              (a) any costs and/or expenses reasonably and properly incurred by the Buyer or Company in obtaining such amount from such third party and which are not covered by the indemnity referred to in paragraph 2.1 above; and

              (b) any Tax which the Company or the Buyer reasonably anticipates will be payable in respect of such receipt (or any Tax which it is reasonably anticipated would have been payable in respect thereof but for the availability of a Relief of the Company arising in respect of an Event occurring or period ending after Completion or a Relief falling within sub-paragraph 2.1.1 of Part I of this schedule).

              shall firstly be set off against any payment then due from the Seller pursuant to the Warranties or the Tax Covenant and secondly, to the extent that there is an excess, be refunded to the Seller within three days of receipt.


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29    Grossing-Up Of Payments

29.1 Any sum payable by the Seller to the Buyer pursuant to this schedule shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by any applicable law.

29.2 If any deduction or withholding is required by law to be made from any sum payable pursuant to this schedule, the Seller shall be obliged to pay to the Buyer such sum as will, after the deduction or withholding has been made, leave the Buyer with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

29.3 In the event that any sum paid to the Buyer pursuant to this schedule (other than a payment of interest payable under paragraph 4.2 below) is or will be chargeable to Tax the Seller shall be obliged to pay such further sum as will, after payment of the Tax, leave a sum equal to the amount that would otherwise have been payable if Tax had not been so chargeable save that this sub-paragraph 3.3 shall not apply to the extent that the Tax Liability would not have arisen but for any voluntary action by the Buyer which causes the payment by the Seller to fall outside of the terms of Inland Revenue concession D33.

30    Due Date For Payment

30.1 Where the Seller becomes liable to make any payment pursuant to the Tax Covenant or the Tax Warranties, the due date for the making of the payment shall be:

      30.1.1 where the payment relates to a liability on the part of the Company to make an actual payment of Tax, the later of three Business Days prior to the date on which that amount must be paid to the Tax Authority concerned in order to avoid incurring a liability (contingent or otherwise) to interest or a charge or penalty in respect of such Tax and five Business Days after service of notice of the Tax Demand on the Seller;

      30.1.2 where the payment relates to the use or set off of a Relief, the later of three Business Days prior to the date on which the Company would have been liable to make a payment of Tax to the Tax Authority concerned but for such use or set off in order to avoid incurring a liability (contingent or otherwise) to interest or a charge or penalty in respect of such Tax and five Business Days after service of notice of the Tax Demand on the Seller by the Buyer;

      30.1.3 where the payment relates to the loss of a Relief, the later of three Business Days prior to the date upon which such Relief would have been utilised but for such loss and the date five Business Days after service of a written demand on the Seller in relation thereto; and

      30.1.4 in any other case, the date falling five Business Days after the date of service of the notice of the Tax Demand on the Seller by the Buyer that the Seller have a liability for a determinable amount pursuant to this schedule.


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30.2  If any payment required to be made pursuant to this schedule is not made by the due date then interest shall be payable on the amount payable on a daily basis compounded quarterly from the due date until the date when payment is actually made at the rate of 3% above the base rate from time to time of the Company's bankers from time to time (or in the absence of such rate at such similar rate of a UK bank as the recipient shall select).

31    Conduct Of Tax Litigation

31.1 If any Tax Demand is received by or comes to the notice of the Buyer or the Company the Buyer shall, as soon as reasonably practicable, give or procure to be given to the Seller written notice of the Tax Demand PROVIDED THAT the giving of such notice shall not be a condition precedent to the liability of the Seller under this schedule in respect of the Tax Demand or otherwise. If any Tax Demand is received by or comes to the notice of the Seller, the Seller shall, as soon as reasonably practicable, give the Buyer notice of the Tax Demand.

31.2 If so requested in writing by the Seller and if the Seller shall indemnify and secure the Company and the Buyer, to the Buyer's reasonable satisfaction, within 21 days of the Buyer giving the Seller notice of the Tax Demand, against all reasonable and proper costs and expenses (including additional Tax) which they may incur thereby the Buyer shall take, or shall procure that the Company takes, such action and gives such information and assistance in connection with the affairs of the Company as the Seller may reasonably request to dispute, resist, appeal or compromise the Tax Liability PROVIDED THAT:

      31.2.1 the Buyer shall not be required to make or procure the making of a formal appeal to any court, appellate body or judicial authority unless the Seller, at its own expense, and after disclosure of all relevant information and documents obtain and deliver to the Buyer an opinion from appropriate counsel who has been approved for the purpose by the Buyer (such approval not to be unreasonably withheld or delayed) and who has specialised in relevant Tax matters for a minimum of 10 years that the appeal has a reasonable chance of success;

      31.2.2 the Seller shall keep the Buyer and the Company fully informed as to the progress and consequences of such action and shall consult with the Buyer and the Company as to the action to be taken;

      31.2.3 the Seller shall make no settlement or compromise of the relevant Tax Liability which is likely to affect materially and adversely the future Tax of the Company or of the Buyer without the prior approval of the Company or the Buyer (as may be appropriate); and

      31.2.4 no material communication (written or otherwise) pertaining to the Tax Demand shall be sent to the relevant Tax Authority without having first been approved by the Buyer (such approval not to be unreasonably withheld or delayed)


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      and, subject to the foregoing, the Seller shall be entitled to take over the conduct of all proceedings relating to the Tax Demand in question.

31.3 The Buyer or the Company shall, without reference to the Seller, be entitled to admit, compromise, settle, discharge or otherwise deal with a Tax Demand on such terms as it may, in its absolute discretion, think fit and without prejudice to any right or remedy under this schedule or the agreement:

      31.3.1 if the Seller has not made the request and provided the indemnity and security referred to in sub-paragraph 5.2 by the earlier of the following dates:

              (a) the date being 20 Business Days after the date on which notice of that Tax Demand was given pursuant to sub-paragraph 5.1 or notice of the Tax Demand came to the attention of the Seller; and

              (b) the date being five Business Days prior to the last date on which an appeal may be made against the Tax Liability to which the Tax Demand relates PROVIDED THAT the Seller has had at least five Business Days' notice of the Tax Demand;

      31.3.2 if written notice is served on the Company or the Buyer by the Seller to the effect that it considers the Tax Demand should no longer be resisted;

      31.3.3 if within the period of 10 Business Days following the service of a written notice by the Buyer on the Seller requiring the Seller to clarify or explain the terms of any request made under sub-paragraph 5.2, no reasonable written clarification or explanation is received by the Buyer within that period;

      31.3.4 upon the expiry of any period prescribed by applicable legislation for the making of an appeal against either the Tax Demand in question or the decision of any court or tribunal in respect of any such Tax Demand, as the case may be; or

      31.3.5 if a Tax Authority alleges in writing that while the Company was under the control of the Seller there was any act or failure to act by the Company or the Seller in connection with the Tax Liability which constitutes fraud.

32    Filing of Tax Returns

      The Buyer shall prepare all of the Company's tax computations and tax returns and deal with all matters and correspondence relating thereto. In respect of tax computations and tax returns for the accounting period in which Completion takes place and accounting periods ended before Completion the Buyer shall submit the tax returns and tax computations to the Seller 21 days prior to submitting them to the Revenue and shall not unreasonably disregard any comments made by the Seller. The Buyer's obligation to submit such returns and computations to the Seller shall terminate on the Release Date.

33    Exclusions And Limitations


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33.1  The provisions of schedule 6 shall apply to any liability under this schedule to the extent provided in that schedule.

33.2 For the purposes of this paragraph 7.2 and of paragraph 7.3 below, the following terms shall have the following meanings:

      33.2.1 "Seller's Relief" shall mean any Relief other than an Accounts Relief or a Post Completion Relief;

      33.2.2 "Saving" means the amount of Tax saved by the Company or amount of repayment of Tax received by the Company as a consequence of the use of any Seller's Relief except that this definition shall not apply to any saving of Tax by the Company where the Tax in question would (but for the use of the Seller's Relief) have given rise to a liability for the Seller to make a payment under this schedule;

      33.2.3 "Relevant Saving" means any Saving which is accepted by a relevant Tax Authority and which occurs within five years of Completion. A Tax Authority shall be taken to have accepted a Saving if it expressly accepts the Saving or if a Tax return or computation is agreed on the basis that either the Saving has arisen or that the Seller's Relief which gives rise to the Saving exists.

33.3 If the Company makes a Relevant Saving then the amount of such Relevant Saving shall be applied as follows and in the following priority:

      33.3.1 Firstly by being set off against any payment then due from the Seller under this schedule;

      33.3.2 Secondly by the Buyer repaying to the Seller an amount equal to any payment previously made by the Seller under this schedule;

      33.3.3 Thirdly by crediting to the Retention Amount an amount equal to any liability of the Seller previously satisfied by a deduction from the Retention Amount, except that if the period during which the Retention Amount is to be retained has ended, the amount of the Relevant Saving shall be paid by the Buyer to the Seller in cash;

      33.3.4 Fourthly by being set off against any payment which may subsequently become due from the Seller under this schedule.

33.4 Any payment required to be made by the Buyer under this paragraph 7 shall be made within five business days of the relevant Relevant Saving having occurred.

33.5 the Buyer shall use all reasonable endeavours to procure that Seller's Reliefs are utilised in the manner specified in this paragraph 7, but the Buyer will not be required to dispute any disallowance of such utilisation by the Revenue.


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33.6  The Seller shall be under no liability under the Tax Covenant or Tax
      Warranties in respect of any Tax Liability to the extent that:

      33.6.1 provision or reserve for such Tax Liability is made in the Completion Accounts or has been discharged prior to Completion and such discharge is reflected in the Completion Accounts; or

      33.6.2  it is in respect of any of:

              (a) income tax or primary Class 1 national insurance contributions (as defined in SSCBA 1992) to which the PAYE regulations set out in sections 203 to 203L ICTA (inclusive) apply which, at the date of Completion, the Company has properly withheld from emoluments actually paid to its officers or employees or which is in respect of emoluments due to be paid to its officers or employees which remain unpaid; and

              (b) secondary Class 1, Class 1A or Class 1B national insurance contributions (as defined in SSCBA 1992); and

              (c) VAT on supplies made to or by the Company in the ordinary course of its business in circumstance where such VAT has either been paid to the Company by or on behalf of its customers or where the Company has an obligation to account for such VAT on supplies made to it pursuant to section 8 VATA, where such Tax is payable by the Company to the appropriate Tax Authorities but does not fall due until a date falling after the date of Completion; or

      33.6.3 it arises or is increased as a result of any increase in the rates of Tax announced and coming into force after the date of Completion; or

      33.6.4 it arises or is increased as a result of any imposition of new Tax or the introduction of or change in any legislation or applicable law or the change in the published practice of any Tax Authority announced and taking effect after the date of Completion; or

      33.6.5 it would not have arisen but for a transaction entered into or other voluntary act on the part of the Company or the Buyer after Completion which:

              (a) is not in the ordinary course of the Company's business, as carried on at Completion, and is not pursuant to a legally binding obligation entered into before Completion; and

              (b) the Buyer was aware or ought reasonably to have been aware would give rise to the Tax Liability.

      33.6.6 such liability arises or is increased by virtue of the failure or omission by the Company to make any claim, election, surrender or disclaimer or give any


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

              notice or consent to any other matter or do any other thing after Completion (otherwise than at the written request of the Seller), the making, giving or doing of which was taken into account or assumed in computing any provision or reserve for Tax in the Completion Accounts;

      33.6.7 such Tax Liability would not have arisen but for some Event occurring at the written request or with the written prior approval of the Buyer or its representatives; or

      33.6.8 such Tax Liability is in respect of stamp duty or stamp duty reserve tax payable on the transfer or agreement to transfer the Shares pursuant to this agreement; or

      33.6.9 recovery has already been made in respect of the matter giving rise to the Tax Liability by the Buyer under the Tax Warranties, the Tax Covenant or any other provision of this Agreement;

      33.6.10 the liability is increased as a result of either the Company or the Buyer failing to act in accordance with the provisions of paragraph 5(Conduct of Tax Claims) of this part 4 of this schedule;

      33.6.11 the liability arises or is increased as a result of any change after Completion in the bases, methods or policies of accounting of the Buyer or the Company save where such change is made to comply with a generally accepted accounting principles, the published practice of any Tax Authority, law or rule of any regulatory authority or body in force at Completion;

      33.6.12 such liability arises as a result of:

              (a) any voluntary disclaimer by the Company after Completion of the whole or part of any capital allowances claimed before Completion or the entitlement to which was taken into account in preparing the Completion Accounts;

              (b) the revocation or revision by the Company after Completion of any Relief claimed or the entitlement to which was taken into account in preparation of the Completion Accounts;

      33.6.13 such Tax Liability arises or is increased as a consequence of any reduced entitlement to the small companies rate of corporation tax (section 13 of the Taxes Act) where such reduced entitlement results from the Company becoming associated with any company or companies at or following Completion.

34    Covenant by the Buyer

34.1 The Buyer covenant with the Seller to pay to the Seller within five Business Days of demand an amount equal to any of the following:


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      34.1.1  any liability or increased liability to Tax of the Seller or any person connected with the Seller arising under or by reference to section 767A or section 767AA of the Taxes Act, section 190 of the TCGA or section 132 of the Finance Act 1988, paragraph 68 of schedule 29 to the Finance Act 2002, or paragraphs 1 or 2 of schedule 39 to the Finance Act 2002 by virtue of the non-payment of Tax by the Company save that this paragraph shall not apply in respect of any Tax for which the Seller is liable to make (but has not yet made) payment to the Purchaser under this schedule;

      34.1.2 the reasonable costs and expenses of the Seller or any relevant person connected with the Seller in connection with any liability referred to or in taking any action under this paragraph.

      For the purposes of this paragraph, any reference to a liability to Tax shall include any liability to make a payment of Tax which would have arisen but for the utilisation of any Relief.

35    Fraud

      Nothing in this schedule applies to limit the liability of the Seller for fraud.


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                                   Schedule 5
                            Action Pending Completion

Except as necessary to perform this agreement or with the prior written consent of the Buyer (which shall not be unreasonably withheld or delayed) the Seller shall ensure that the Company will:

1 not create, allot, issue, acquire, repay or redeem any share or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire, an interest in a corporate body;

2 operate its business in the ordinary and usual course so as to maintain that business as a going concern;

3 not acquire or dispose of, or agree to acquire or dispose of, an asset except in the usual course of its business or assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent) except in the usual course of its business or as required by this agreement;

4 not make, or agree to make, capital expenditure exceeding in total US$50,000 (or its equivalent at the time) or incur, or agree to incur, a commitment or commitments involving capital expenditure exceeding in total US$50,000 (or its equivalent at the time);

5     not declare, pay or make a dividend or distribution;

6     not pass any resolution of its shareholders;

7 not make a claim under section 152 or 153 of TCGA which affects an asset owned by the Company;

8 not create, or agree to create, an Encumbrance over any asset or redeem, or agree to redeem, an existing Encumbrance over any asset;

9     continue each of the Policies (as defined in paragraph 8.3 of schedule 3);

10    in relation to the Property:

      10.1.1  not terminate, or give a notice to terminate, the lease;

      10.1.2  not agree a new rent or fee payable under the lease.

11 not enter into a material long-term contract or arrangement involving, expenditure or liabilities in excess of US$50,000, although (for the avoidance of doubt), the issuance and acceptance of purchaser orders under the Nokia Contract in the ordinary course of business hall not be restricted;

12 not materially amend or terminate a material agreement or arrangement to which it is a party;

13 not appoint any additional director or new auditors or materially amend the terms of employment or engagement of a director, or employee (except in the usual course of its


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                                                                              67
      business) or provide, or agree to provide, a gratuitous payment or benefit to a director or employee (or any of their dependants) or employ, engage, or terminate the employment or engagement of, a person;

14 not materially amend, or agree to materially amend, the existing terms of its borrowing or arrange additional borrowing facilities (except pursuant to facilities disclosed in the Disclosure Letter where the borrowing or indebtedness in the nature of borrowing does not exceed the amount available to be drawn by the under those facilities);

15 not give, or agree to give, a guarantee, indemnity or other agreement to secure, or incur financial or other obligations with respect to, another person's obligation;

16    not start litigation or arbitration proceedings;

17 except in the usual course of its business, not compromise, settle, release, discharge or compound litigation or arbitration proceedings or a liability, claim, action, demand or dispute, or waive a right in relation to litigation or arbitration proceedings;

18 not enter into an agreement, arrangement or obligation (legally enforceable or not) in which a director or former director of the Company or a person connected with any of them (as defined in clause 1.6) is interested;

19    co-operate with the Buyer to:

      19.1 ensure the efficient continuation of management of the Company after Completion; and

      19.2 prepare for the introduction of the Buyer's normal working procedures in readiness for Completion which shall include giving the Buyer, and its representatives access to the Property during normal business hours on reasonable notice and will allow them to inspect and copy the books, accounts, board minutes, minutes of management meetings and other records of the Company; and

20 permit a representative of the Buyer to attend all meetings of the board and management meetings of the Company as an observer (unless the discussions at such meeting are subject to legal professional privilege) and shall provide the Buyer with all notices of all such meetings.

Any request for consent under this schedule shall be deemed to be granted if the Buyer does not deny approval within 3 Business Days of a written request for consent and if consent is denied the Buyer shall provide reasons for such denial.


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                                                                              68

                                   Schedule 6
                              Seller's Protections

"Claim" means any claim for breach of this agreement or under the terms of this agreement (including any Share Warranty Claim or Tax Claim);

"Buyer's Group" means the Buyer and its subsidiary undertakings or parent undertakings for the time being or a subsidiary undertaking for the time being of a parent undertaking of the Buyer and includes, for the avoidance of doubt, the Company and references to a "member of the Buyer's Group" shall be construed accordingly;

"Tax Claim" means any claim for tax under the Tax Warranties or the Tax
Covenant;

"Share Warranties" means the warranties contained or referred to in clause 8 and schedule 3;

"Share Warranty Claim" means any claim for breach of the Share Warranties;

"Tax Warranties" means the warranties on the part of the Vendor in relation to taxation set out in part 2 of schedule 4;

"Warranties" means the Share Warranties and the Tax Warranties;

1     ACKNOWLEDGEMENT

      Nothing in this schedule restricts or limits the Buyer's general legal obligation to mitigate any loss or damage it may suffer in consequence of any matter giving rise to a claim.

2     DISCLOSURE

      The Buyer shall not be entitled to make a claim under the Warranties if and to the extent that the facts or information upon which it is based are fairly disclosed in the Disclosure Letter within the meaning of clause 8.3.

3     DURATION AND EXTENT

3.1 The aggregate liability of the Seller in respect of all Claims under the Warranties and the Tax Covenant shall:

      3.1.1 up until the date on which the Completion Accounts are agreed or determined in accordance with clause 7 (the "Settlement Date") not exceed the total amount of Consideration; and

      3.1.2 following the Settlement Date, not exceed the Retention Amount unless the Buyer has notified the Seller of a Claim (in accordance with paragraph 3.3) prior to the Settlement Date which is in excess of the Retention Amount in which case the aggregate liability of the Seller under this agreement following the Settlement Date shall not exceed the lower of (a) the total amount of Consideration and (b) the aggregate of the Retention Amount and the amount of any Claim(s) notified prior to the Settlement Date.

3.2 No amount shall be payable by the Seller in respect of any Share Warranty Claim unless and until the aggregate cumulative liability of the Seller in respect of all such


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                                                                              69

      Share Warranty Claims exceeds US$30,000 in which case the Seller shall be liable for both the initial US$30,000 and the excess.

3.3 The Seller shall not be liable for any Claim unless the Seller is given notice in writing of that Claim setting out in reasonable detail the nature of the Claim and the amount claimed on or before 31 March 2004 .

3.4 Any Claim notified by the Buyer to the Seller shall be dealt with in accordance with clause 11 of this Agreement.

4     LIMITATIONS

      No claim under the Share Warranties (and, in respect of paragraph 4.5 below only, the Tax Warranties) shall be admissible and the Seller shall not be liable under any of such Warranties:

4.1 to the extent that provision, reserve or allowance has been made in the Accounts or in the Management Accounts or was specifically referred to in the notes to the Accounts or the Management Accounts in respect thereof; or

4.2 to the extent that such liability arises or is increased as a result of any change or changes in legislation (primary or delegated) occurring after Completion whether or not with retrospective effect; or

4.3 to the extent that such liability occurs or arises as a result of or is otherwise attributable wholly or partly to any voluntary act, transaction or omission of the Company or the Buyer or their respective directors, employees or agents after Completion other than any such act, transaction or omission in the ordinary course of business or pursuant to a legally binding obligation entered into prior to Completion; or

4.4 to the extent that such liability comprises penalties, charges or interest arising directly or indirectly from any act, transaction or omission of the Buyer or the Company after Completion other than any such act, transaction or omission in the ordinary course of business or pursuant to a legally binding obligation entered into prior to Completion; or

4.5 to the extent that, as at the date of this Agreement, Thomas Panzar, Nick Wood, Mike Thomas or Nick Stammers is actually aware of any matter which he actually knows would constitute a breach of any of the Warranties.

5     THIRD PARTY CLAIMS

5.1 Where the Buyer or the Company are at any time entitled to recover from some other person any sum in respect of any matter giving rise to a Share Warranty Claim subject to being indemnified and secured to its reasonable satisfaction by the Seller the Buyer shall and shall procure that the Company shall take all reasonable steps to enforce such recovery prior to taking any action against the Seller (other than notifying the Seller of the Share Warranty Claim) and in the event that the Buyer or the Company shall recover any amount from such other person the amount of the Share Warranty Claim against the Seller shall be reduced by the amount recovered (including any repayment supplement) less all costs, charges and expenses incurred by the Buyer or the Company in recovering that sum from such other person.


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                                                                              70

5.2 If the Seller pays at any time to the Buyer or to the Company an amount pursuant to a Share Warranty Claim and the Buyer or the Company subsequently becomes entitled to recover from some other person any sum in respect of any matter giving rise to such Share Warranty Claims subject to being indemnified and secured to its reasonable satisfaction by the Seller the Buyer shall and shall procure that the Company shall take all necessary steps to enforce such recovery and shall forthwith repay to the Seller so much of the amount paid by them to the Buyer or the Company as does not exceed the sum recovered from such other person less all costs, charges and expenses incurred by the Buyer or the Company in recovering that sum from such other person.

5.3 If any amount is repaid to the Seller by the Buyer or the Company pursuant to clause 5.2 above an amount equal to the amount so repaid shall be deemed never to have been paid by the Seller for the purposes of paragraph
      3.2 and accordingly shall not be treated as an amount in respect of which any liability has been incurred.

6     CONDUCT OF SHARE WARRANTY CLAIMS

6.1 If the Buyer or the Company become aware of a matter which might give rise to a Share Warranty Claim:

      6.1.1 the Buyer shall (or shall procure that the Company shall) as soon as reasonably practicable give written notice to the Seller of the matter and shall consult with the Seller with respect to such matter but such notice shall not be a condition precedent to the liability of the Seller;

      6.1.2 the Buyer shall (and shall procure that the Company shall) provide to the Seller and its advisers reasonable access to premises and personnel and to relevant assets, documents and records relating to the Company for the purposes of investigating the matter and enabling the Seller to take the action referred to in paragraph 6.1.4;

      6.1.3 the Seller (at its cost) may take copies of the documents or records, and photograph the premises or assets, referred to in paragraph 6.1.2;

      6.1.4 subject to the Seller's compliance with paragraph 6.1.5 the Buyer shall (and shall procure that the Company shall) take such action and give such information and assistance in connection with the affairs of the Buyer or the Company as the Seller may reasonably request in writing to negotiate, avoid, dispute, resist, mitigate, compromise, defend or appeal against the claim and any adjudication with respect thereto;

      6.1.5 the Buyer shall not, and shall ensure that no member of the Buyer's Group will, admit liability in respect of, or compromise or settle, the matter without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed).

      6.1.6 the Seller shall indemnify and secure the Buyer and the Company to their reasonable satisfaction against all losses, damages and expenses and reimburse to the Buyer and the Company all out-of-pocket expenses reasonably incurred by them in complying with their obligations under this paragraph 7.


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                                                                              71
      provided that the Buyer shall not be required to comply with this paragraph 6.1 where it reasonably believes that to do so would be materially prejudicial to the Buyer and/or the Company.

7     MISCELLANEOUS

7.1 Any payment to the Buyer or the Company under the Warranties or under the Tax Covenant shall be deemed to be a reduction of the total consideration payable hereunder for the Shares.

7.2 The Buyer shall at all times procure that there is no duplication of any Claim or Claims relating to the same subject matter.

7.3 If at any time after the date of this agreement the Seller wants to insure against their liabilities in respect of a Claim, the Buyer shall (at the Seller's cost) provide any information as a prospective insurer may reasonably require before effecting the insurance.

7.4 The Buyer will, and shall ensure that the Company will, preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a Claim.


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                                                                              72

                                   Schedule 7

                                  Legacy Assets

Legacy Assets are:

1. All versions of software in source and object code and all related documentation known as:

      Geos

      Geos SC

      Airboss

      MS + Software

      together with all intellectual property rights therein throughout the world.

2.    All intellectual property rights in the Geoworks website.


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                                                                              73

                                   Schedule 8

                          Completion Accounts Policies

1     The Completion Accounts shall:

1.1 be prepared in accordance with the normal accounting policies of the Company which are as follows:

      Fundamental accounting concept

      The Completion Accounts shall be prepared on a going concern basis.

      Accounting convention

      The Completion Accounts shall be prepared under the historical cost convention and in accordance with applicable accounting standards.

      Advantage shall be taken of the exemption in FRS 1 not to prepare a cash flow statement.

      Depreciation

      Depreciation shall be provided on all tangible fixed assets at rates calculated to write off the cost, less estimated residual value based on the price prevailing at the date of Completion, of each asset evenly over its expected useful life, as follows:

      Fixtures and fittings      over 4 years
      Computer equipment         over 3 years
      Leasehold improvements     over 5 years

      Grants

      Grants in respect of capital expenditure shall be deducted from the cost of the relevant assets on a cash receipts basis.

      Grants of a revenue nature shall be credited to income so as to match them with the expenditure to which they relate.

      Deferred Taxation

      Deferred taxation shall be provided using the liability method on all timing differences, which are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse.

      Foreign Currencies

      Transactions in foreign currencies shall be recorded at the rate ruling at the date of the transaction.


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                                                                              74

      Monetary assets and liabilities denominated in foreign currencies shall be retranslated at the rate of exchange ruling at the date of Completion (as defined in clause 7.2).

      All differences shall be taken to the profit and loss account.

      Operating leases

      Rentals payable under operating leases shall be charged in the profit and loss account on a straight line basis over the lease term.

      Pensions

      Contributions to employees' private personal pensions plans shall be charged in the profit and loss account as they become payable.

      Product Development

      Costs of product development shall be written off as incurred.

      Service Income

      Research and development, and professional services provided to Geoworks Corporation shall be charged in accordance with the existing transfer pricing policy adopted by the Seller and the Company.

1.2 include turnover, stated net of value added tax, representing amounts invoiced during the period. Where work has been carried out for Geoworks Corporation the transfer price shall be calculated in accordance with the existing transfer pricing policy adopted by the Seller and the Company.

1.3   include all intangible assets at nil value.

1.4 net off all amounts owing by the Company to the Seller (and any persons connected with the Seller) (the "Debits") against all amounts receivable by the Company from the Seller (and any persons connected with the Seller) (the "Credits" ) and in the event that the Credits exceed the Debits they shall not be treated as assets.

1.5 include income and expenditure, apportioned on a daily basis, where the Completion Accounts are not prepared to a normal month or period end.


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                                                                              75

1.6 not attribute any value to any assets (including in particular any prepayment or debt) except to the extent that (following Completion) the Company will have the benefit of the same;

1.7 include full provision for rebates or discounts that will fall due and fees and commission that will become payable after Completion in either case in respect of sales or other transactions that took place before Completion;

1.8 not make any accrual for professional costs which are to be paid by the Seller pursuant to this agreement.


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                                                                              76

Executed as a deed and delivered     )
by GEOWORKS CORPORATION              )
acting by:                           )

      Director                          /s/ Steve Mitchell

      Director/Secretary                /s/ Timothy J. Toppin

Executed as a deed and delivered     )
by TELECA LIMITED                    )
acting by:                           )

      Director                          /s/ Nickwood

      Director/Secretary                /s/ Nick Stammers


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                                                                              77

                                DISCLOSURE LETTER

                                                            Geoworks Corporation
                                                             6550 Vallejo Street
                                                                      Emeryville
                                                                      California
                                                                             USA

The Directors
Teleca Limited                                                    September 2002
634 Wilmslow Road
Didsbury
Manchester
M20 3QX

Dear Sirs

GEOWORKS LIMITED ("Company")

This letter, together with the schedule and all documents expressed to be attached to, delivered with or deemed to be incorporated in this letter, constitutes the Disclosure Letter as defined and referred to in the agreement for the sale of the entire issued share capital of the Company ("Agreement") to be entered into today between (1) Geoworks Corporation ("Seller") and (2) Teleca Limited ("Buyer").

Preliminary

    Words and expressions defined in the Agreement shall, unless the context otherwise requires, have the same meanings in this Disclosure Letter.

      The Seller gives no warranties and makes no representations as to the accuracy or completeness of this Disclosure Letter.

      The purpose of this letter is to disclose to you matters which may be relevant to the representations and Warranties contained in the Agreement and Tax Covenant and subject to the terms of the Agreement the Seller shall not be, nor shall it be deemed to be, in breach of such representations and Warranties in respect of the matters disclosed herein.

    The matters referred to in this Disclosure Letter are not to be taken as an admission by the Seller that they need to be disclosed to comply with or avoid liability under the terms of the Agreement.

                               General Disclosures

     This Disclosure Letter shall be deemed to include and there are hereby incorporated into it by reference the following, all of which shall be deemed to be disclosed to the Purchaser:


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                                                                              78
     the contents of and the matters apparent from the face of the documents and papers attached which are indexed in the schedule hereto;

    all information contained in the audited accounts of the Company for all periods up to 31 March 2001 and all matters specifically disclosed, provided for or noted therein;

     all information contained in the draft accounts of the Company for the period 1 April 2001 to 31 March 2002 and all matters specifically disclosed, provided for or noted therein;

     all information contained to in the Management Accounts and all matters specifically disclosed, provided for or noted therein;

      all matters and information appearing on the files maintained by the Registrar of Companies in respect of the Company as at two Business Days prior to the date of the Agreement;

      all matters and information which are apparent from inspection of the statutory and minute books, the register of applications and allotments and the register of transfers and the minute books of directors' and shareholders' meetings of the Company which have been available to the
                                     Buyer;

     in relation to the Property any matters apparent from the title deeds, leases and licences of the Property and any matters which would be apparent from an inspection of local authority searches, index map searches, and searches at HM Land Registry and HM Land Charges Registry and from any other searches which would be made by a prudent purchaser and its professional advisers (including both enquiries of and a search of the
       Local Land Charges Register) and from a physical inspection of the
                       Property and any buildings thereon;

     all of the express provisions of the Agreement and the Tax Covenant and all agreed form documents, acts and transactions entered into or to be entered into at Completion or otherwise pursuant to the Agreement.

                              Specific Disclosures

There are further disclosed (without prejudice to the generality of the foregoing) the matters set out below. The individual numbers set out below refer to individual paragraphs of schedules 3 and 4 to the Agreement but for the avoidance of doubt the contents of each statement below and of all documents and papers referred to below shall be deemed to have been effectively disclosed in relation to every provision of the Agreement and the Warranties to which they may relate:

      Warranty                   Disclosure
      Schedule 3, paragraph      The Company has not had any subsidiary undertakings since
      3.2                        December 1997. When the Seller acquired the Company in 1997 it had two dormant subsidiaries, Eden Communications Limited
                                 (registered no. 2372353) and Eden Innovations Limited
                                 (registered no. 2355634). Both companies were dissolved in
                                 December 1997.

      Schedule 3, paragraph      The accounts for the years ending March 2001, March 2000,
      4.1.1                      March 1999, and March 1998 incorrectly show the authorised share capital of the Company as being 1,761,580


--------------------------------------------------------------------------------

      Warranty                   Disclosure
                                 shares. The Company understands that the correct figure
                                 of 11,535,000 shares and an appropriate note will be
                                 included in the 2002 accounts.

      Schedule 3, paragraph      Profits have been affected by the need to reduce the Company's
      4.3                        workforce.

      Schedule 3, paragraph      As a result of a restructuring programme during the course of
      4.5.3                      2001 a number of the Company's assets became redundant. These assets have been written off as part of the restructuring
                                 costs. Details of the equipment and furniture and fittings written off can be found annexed at document 8. Some of this redundant equipment is still on site, but no value is
                                 attributed to it in the Accounts.

      Schedule 3, paragraph      The Company's accounts for the year ending March 2002 are in
      4.7 and paragraph 19.3     draft form and have not been filed at Companies House.

      Schedule 3, paragraph      A number of new customer opportunities failed to close in the
      5.1.2                      Company's second fiscal quarter.

      Schedule 3, paragraph      Under the terms of the agreement currently being negotiated
      5.2.3                      between Symbian Limited and the Company ("Symbian
                                 Sub-Contractor Contract") annexed at document 138, Symbian has the right to terminate the agreement if, amongst other
                                 timings, a competitor of Symbian acquires control of the
                                 Company.

                                 The Company has entered into licences with Symbian Limited to use Symbian's software to perform its obligations under the
                                 Nokia Contract. Pursuant to the agreement between the Company,
                                 Symbian and Nokia dated 9 October 2001 ("Symbian Contract")
                                 Symbian may terminate the agreement, if, amongst other things, there is a change in the control of the Company. The Company is currently negotiating a master licence agreement with
                                 Symbian to avoid the need to enter into separate sub-licences.
                                 However, pursuant to the latest draft of this agreement,
                                 Symbian wish to reserve the right to terminate the agreement if amongst other things a competitor of Symbian acquires
                                 control of the Company.

      Schedule 3, paragraph      The Company will need to pass resolutions in connection with
      5.2.6                      the Agreement prior to Completion.

      Schedule 3, paragraph      The Company does possess a number of assets which are leased.
      6.1.1 (a) and paragraph    These include one company car (a BMW 330 with registration
      6.2                        number X202 YEH). A copy of the lease agreement in respect of this vehicle can be found annexed at document 3. A Company car belonging to Ken Norbury (a Lexus GS 300 SE with registration number T95 JNA was returned to the lessor on 16 September
                                 2002. The Company has not entered into a new agreement in
                                 respect of a further vehicle as Ken Norbury has opted to
                                 receive a car allowance instead of benefiting from a Company car. For further details refer to the note on Company cars annexed at


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                                                                              80

      Warranty                   Disclosure
                                 document 6. The Company also leases a photocopier and a
                                 franking machine and copies of these agreements can be found annexed at documents 4 and 5 respectively.

      Schedule 3, paragraph      The Company requires the source code and developer rights to
      6.1.2, paragraph 6.3.11    the "Mobile Server Plus" ("MS+") software which is owned by
      and paragraph 6.3.12       the Seller to service the Toshiba contract. Teleca will
                                 receive a licence to use this software at Completion. The
                                 source code for MS+ is held at DSI Technology Escrow Services,
                                 Norcross, Georgia.

      Schedule 3, paragraph      The Company requires the use of its and the Seller's
      6.1.2, paragraph 6.3.11    customers' intellectual property in order to fulfil its
      and paragraph 6.3.12       contractual obligations. Customarily this intellectual
                                 property is licensed to the Company by its and the Seller's customers for such limited purposes.

                                 The Company does not own the Geoworks name or the domain name
                                 www.geoworks.com, both of which are owned by the Seller. The
                                 Company has also had the benefit of the cross licensee annexed at document 137 between Openwave Systems Inc and the Seller
                                 ("Cross License"). The Company, other than as provided for in the Agreement, will not benefit from these assets/items
                                 following Completion.

      Schedule 3, paragraph      The Seller has identified the existence, although not the
      6.3.1, paragraph 6.3.3     continued validity and enforceability, of the following
      and paragraph 6.3.4        patents and applications therefore, registered or applied for by the Company:

                                 The following patents or families of patents are abandoned or about to be abandoned:

                                 Patent No               Title                     Applicant
                                 EP0818109               Method of                 Roy Howarth,
                                                         Transmitting Data         EGL
                                                         and Method of and
                                                         Apparatus for
                                                         Displaying Data

                                 EP0813793               Method of                 Roy Howarth,
                                                         Transmitting Data         EGL
                                                         and Method of and
                                                         Apparatus for
                                                         Displaying Data
                                                         Faxview
                                                         Embedded
                                                         References


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                                                                              81

      Warranty                   Disclosure
                                 The following patents or families of patents were sold on 19
                                 August 2002:

                                 Patent No               Title                     Applicant
                                 DE69130773T             Electronic Display        Eden Group
                                                         and Data                  Limited ("EGL")
                                                         Processing
                                                         Apparatus

                                 DE69130773D             Electronic Display        EGL
                                                         and Data
                                                         Processing
                                                         Apparatus.
                                                         Screenwriter

                                 The following patent ceased to be valid and enforceable in
                                 November 2000:

                                 Patent No               Title                     Applicant
                                 EP0557346               Electronic Display        Roy Howarth,
                                                         and Data                  EGL
                                                         Processing
                                                         Apparatus

      Schedule 3, paragraph      Pursuant to the Nokia Contract, all intellectual property
      6.3.7 and paragraph        rights developed by the Company prior to the date of any order
      6.5.9                      submitted by Nokia must be assigned to Nokia if such
                                 intellectual property rights are not expressly identified in the relevant project order. As far as the Seller is aware, no intellectual property rights have been specified in the
                                 project orders. In addition all "related work" to the work produced by the Company, together with improvements thereto, must be assigned to Nokia. However, notwithstanding this
                                 provision, Nokia has not to date requested in writing that any of the Company's intellectual property rights subsisting in its core software are assigned to Nokia. Nokia has also not requested the assignment of any of the Company's "related
                                 work".

      Schedule 6.3.9(a) and      The Seller has informally sub-contracted some of its
      paragraph 10.1.1           obligations to the Company in relation to the following
                                 customer contracts (together the "Contracts"):

                                 1.    Evaluation of Software Agreement between the Seller and
                                       Toshiba Corporation dated 30 September 1998 ("Toshiba
                                       Contract") (annexed at document 80);

                                 2.    Consulting Services Agreement between the Seller and
                                       Sendo Limited dated June 2002 ("Sendo Contract")
                                       (annexed at document 81);

                                 3.    Frame Agreement for Software Development Sub-Contracting
                                       between Nokia Mobile Phones Limited and the Seller dated
                                       4 November 1999 ("Nokia Contract") (annexed at document
                                       82); and

                                 4.    Technology Licence Agreement between the Seller and
                                       Seiko Epson Corporation dated 23 March 1998 ("Seiko
                                       Contract") (annexed at document 127).

                                 All the Contracts have been executed by the Seller.

      Schedule 3, paragraph      The Company uses various intellectual property owned by the
      6.3.11 and paragraph       Seller. These include MS+, the Geoworks name, the
      6.3.12                     www.geoworks.com domain name and the Geoworks trademark. The
                                 Company also has had the benefit of the Cross License. Other than as provided for in the
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
      Warranty                   Disclosure
                                 Agreement, the Company will cease to benefit from the
                                 use of such intellectual property following Completion.
                                 The Company also has limited rights to use the
                                 intellectual property rights of its customers as well as
                                 the intellectual property rights provided under various
                                 software licences.

      Schedule 3, paragraph      Under the terms of the Agreement the Company has use of the
      6.3.11                     Geoworks name for a limited period post Completion. The
                                 Geoworks trade mark and www.geoworks.com domain name will
                                 remain with the Seller post Completion.

      Schedule 3, paragraph      The Company and Seller have provided certain third parties
      6.3.13                     with Confidential Information in connection with efforts to sell portions of the Seller's business subject to
                                 confidentiality undertakings.

      Schedule 3, paragraph      Pursuant to the Sendo Contract, the Company may have access to
      6.3.13 and paragraph       confidential information relating to Microsoft's Smartphone
      11.3                       Platform. Whilst the Company's employees may use Microsoft's confidential information solely for the purposes of performing its obligations under the Sendo Contract, they may not:

                                 1.    simultaneously work on projects that compete with the
                                       Microsoft Smartphone Platform; and

                                 2.    (if they have had access to the source code of the
                                       Microsoft Smartphone Platform), work on projects that
                                       compete with the Microsoft Smartphone Platform on behalf
                                       of the Company for a period of 9 months from such
                                       persons last access to Microsoft's source code, (on the
                                       premise that Microsoft requires Sendo to impose such
                                       restriction).

                                 The Company is required to indemnify Sendo in respect of any damage caused by a breach of the Microsoft confidentiality provisions. In addition, the relevant employees are required to sign non-disclosure agreements.

                                 The Seiko, Nokia and Toshiba Contracts expressly limit the
                                 Seller's and Company's use of confidential information.
                                 Pursuant to the terms of the "Symbian Sub-Contractor Contract annexed at document 138 the Company is required to enter into onerous confidentiality provisions in the event that inter alia, a competitor of Symbian obtains an interest in the
                                 Company and this gives rise to a breach of the confidentiality or security of the Symbian OS Source Code (as defined in the
                                 Symbian sub-contactor Contract). In addition, the proposed
                                 Symbian Sub-Contractor Contract and the Sendo Contract contain a number of restrictions on the ability of employees who are engaged in Symbian/Nokia projects to undertake work for other customers. Further details of these provisions can be found at clause 7 of the Symbian Sub-Contractor Contract.
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
      Warranty                   Disclosure
      Schedule 3, paragraph      The Contracts provide that certain inventions, know how and
      6.3.15                     other intellectual property developed in connection with the services provided by the Company are the property of the
                                 customer.

      Schedule 3, paragraph      As the Company is a provider of software engineering services
      6.3.16                     the Company is reliant upon the knowledge of all the engineers that it employs. In addition, Ken Norbury, Ian Dobson, Robert
                                 Kershaw and Ashley Griffiths and all engineers have signed non-disclosure agreements with Nokia in relation to specific projects.

                                 Knowledge of MS+ is limited to Andrew Law, Andrew Jarvis,
                                 Craig Johnson, John Waring and Ted Lawson.

                                 Several persons have a working knowledge of GEOS SE and the
                                 Company retains around 8 employees who helped developed both the OS itself and the applications written thereon.

      Schedule 3, paragraph      The Company provides currency loans to employees for overseas
      6.4.1                      work-related trips. Two such loans are more than 12 weeks
                                 overdue. Details of these loans are annexed at document 7. In addition, a number of trading transactions between the Company and the Seller are more than 12 weeks overdue.

      Schedule 3, paragraph      The Company has a maintenance and support agreement in respect
      6.5.1                      of the Sage software a copy of which is annexed at document
                                 102.

      Schedule 3, paragraph      Details of the material Computer Equipment used by the Company
      6.5.2                      and all the material Computer Software are contained in the asset register which can be found annexed at document 1.

      Schedule 3, paragraph      There is an enterprise licence (relating to Windows 2000)
      6.5.3                      ("Windows Licence") and a "Checkpoint" Firewall Software
                                 Licence ("Checkpoint Licence"); both held by "Geoworks" (but paid by the Seller).

                                 As far as the Company is aware, there are 90 licences granted under the Windows Licence, 60 of which are not used. No more than 30 of the remaining licences are needed by the Company.
                                 If the Windows Licence cannot be assigned, the Seller
                                 estimates that the Company's potential exposure will be in the region of (British pound)3,000.

                                 As regards the Checkpoint Licence, the Company uses
                                 "Checkpoint" firewall software in services in the UK and US.
                                 The Seller is unable to estimate the potential exposure if the
                                 Checkpoint Licence cannot be assigned. However, this software is only used in relation to the link between the Emeryville site and the Company's offices. The Company uses a different firewall for the general access to the Company's office.
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
      Warranty                   Disclosure
      Schedule 3, paragraph      The Company does have an internal disaster recovery plan
      6.5.5                      devised by the Company's own information technology specialist a copy of which is attached at document 126 . The Company has not tested the disaster recover plan in the last 12 months.

      Schedule 3, paragraph      The Company does not have a written policy setting out the
      6.5.6                      procedures in place to ensure the security of the Computer
                                 Systems. The data security procedures employed by the company can be summarised as follows:

                                 Perforce: Full back ups take place each night although this may change to incremental dependant on the growth of the
                                 business. Monday's back up tape is removed and put in to a fire proof safe. From Tuesday to Friday the back up is left in to append each nights data.

                                 Netware (Non Critical): The same procedure as above although from Tuesday to Friday the tape overwrites as opposed to
                                 append.

                                 One tape per month is removed and stored off site at John
                                 Walker's house.

      Schedule 3, paragraph      Some of the computer software used by the Company is
      6.5.7                      registered in the name of the Seller or acquired through an enterprise or master licence agreement between the Seller and the licensor.

                                 See also the disclosure under Schedule 3 paragraph 6.5.3.

      Schedule 3, paragraph      In the 12 months period preceding Completion various computer
      6.5.8                      components/equipment have failed in the ordinary course but this has not resulted in the failure of the Computer System as a whole. All such failures have been rectified.

      Schedule 3, paragraph      Pursuant to amendment 1 to the Seiko Contract, the Seller has
      6.5.9                      granted to Seiko a non-exclusive, non-transferable licence to modify or have modified by a sub-contractor, the source code of the technology licensed to it.

      Schedule 3, paragraph      The Seller has made enquiry of Sage who have confirmed that
      6.5.10 (a) and (b)         the software as installed will allow for euro transactions and for the conversion of other currencies into euros. The
                                 relevant extract from the Sage manual can be found annexed at document 12.

      Schedule 3, paragraph      The Company currently has contents insurance, buildings
      7.3                        insurance, employer's liability insurance, terrorism
                                 (including loss of profits/business interruption) insurance, car insurance and travel insurance policies. A summary of the
                                 Company's insurance policies together with details of the
                                 current premiums and the policies can be found annexed at
                                 documents 13 to 18 inclusive and document 106. The commercial insurance policy at document 106 is in the name of Geoworks KK in error. The Company has notified their insurance broker of this and the policy is to be amended. The Company also
                                 provides life insurance and
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
      Warranty                   Disclosure
                                 long term disability insurance for its employees (see
                                 documents 49 and 50).

      Schedule 3, paragraph      The travel policy, long term disability policy and life
      7.6                        insurance policy may all alter slightly from the current
                                 premiums as such premiums are based on an estimate at the
                                 beginning of the year and are altered at the end of the year after they are actuarialised.

      Schedule 3, paragraph      The Company has outgoings in relation to the air conditioning
      8.4                        system. The system was installed in June 2000 and paid for in full. However, the Company incurs an annual cost for standard maintenance. A copy of the invoice in respect of the 12 month service/maintenance contract ending January 2003 is annexed at document 10. Major parts and labour for the fitting thereof are not included under the terms of the standard maintenance agreement. Please refer to the maintenance agreement annexed at document 101.

                                 The Company pays the service charge based on an estimate which is then reconciled at the end of the year. Consequently, it is possible that an additional payment will be required to be paid to the landlord at the end of the year.

      Schedule 3, paragraph      Supporters of Macclesfield Town Football Club occasionally use
      8.5                        the Company's car park during match evenings and weekends.

      Schedule 3, paragraph      Under the terms of the lease a rent review was due in November
      8.7 and paragraph 8.9      2001. On 9 September 2002 the landlord notified the Company
      (b)                        that it proposes that the rent is to increase to (British pound)113,073, being a rent of (British pound)102,573 in respect of the demised premises and (British pound)10,500 in respect of 30 car parking spaces. The Company intends to challenge the rent review
                                 amount stipulated in the landlord's letter of 9 September 2002 but have yet to action this. Correspondence relating to this issue is annexed at documents 46, 47 and 128 whilst the lease itself is located at document 84.

                                 Buildings insurance is billed to the Company by the landlord on an annual basis. Although the renewal date is 1 May 2002 the Company has yet to receive an invoice in respect of the
                                 2002/2003 year. A copy of last year's charge is annexed at document 18.

      Schedule 3, paragraph      In March 1995, the Rural Development Commission provided the
      8.10 and paragraph 13.4    Company with the last instalment of a Redundant Buildings
                                 Grant of (British pound)14,730.25 towards the conversion of a former property belonging to the Company (The Chapel, Rainow, Cheshire)
                                 into office accommodation. It was a term of the grant that should the property be sold the grant would become repayable on a sliding scale. The property was sold on 15 March 1999 but the Company believe that the grant has not been repaid. A copy of
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
      Warranty                   Disclosure
                                 correspondence between the Company and the Rural Development
                                 Commission (including the terms of the grant) is annexed at documents 85 to 87 inclusive.

      Schedule 3, paragraph      As previously stated the Company's customer contracts are in
      10.1.1                     the name of the Seller and the assignment of these contracts to the Company on completion may be a ground for termination or require the consent of the customer. In particular, but without limitation:

                                 1.    The Seller cannot assign the Sendo Contract or the Nokia
                                       Contract to the Company without the prior written
                                       consent of Sendo or Nokia respectively (although the
                                       Sendo contract can be assigned in the event of a sale of
                                       substantially all of the Seller's assets). Neither Sendo
                                       or Nokia are required to act reasonably in refusing
                                       consent.

                                 2.    The Seller cannot assign the Seiko Contract without
                                       obtaining Seiko's consent (unless in the event of a
                                       merger, reorganisation or sale of substantially all of
                                       the Seller's assets) although such consent must not be
                                       unreasonably withheld or delayed.

                                 3.    The Nokia Contract may be terminated by Nokia if "in
                                       Nokia's judgment the considerations underlying the
                                       Agreement [Nokia Contract] or the Project Order have
                                       changed".

      Schedule 3, paragraph      The Company is required to provide, pursuant to the Seiko
      10.2.1(a)                  Contract, an end user licence in Japanese, the basic details of which are set out at Exhibit D of the Seiko Contract.

      Schedule 3, paragraph      The Company does conduct inter company transactions with the
      10.2.1 (b)                 Seller in relation to transfer pricing and research and
                                 development although such transactions are structured to be on an arm's length basis. A copy of the transfer pricing policy is annexed at document 52.

      Schedule 3, paragraph      Occasionally, contracts with customers or prospects require
      10.2.1 (c)                 that the Company agree not to solicit employees of the
                                 customer or prospect.

      Schedule 3, paragraph      The Company is a member of the European Telecoms Standards
      10.2.2 (a)                 Institute ("ETSI"). The Company has however recently cancelled its membership which will take effect from the end of this year. A copy of the invoice for 2002 is annexed at document
                                 19.

      Schedule 3, paragraph      On 24 July 2002 the Company received correspondence from an
      10.2.2 (a) and paragraph   association called Radicchio requesting the settlement of
      17.1.2                     membership fees for the years 2001 and 2002 to the value of
                                 US$27,500. Although this correspondence was addressed to the
                                 Company it is the Seller (and not the Company) which is a
                                 party to the membership agreement. The Seller intends to
                                 contest the demand as in or around December 2000 the Seller notified Radicchio that it no longer wished to be a member of the association. Copies of
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
      Warranty                   Disclosure
                                 correspondence relating to this matter is annexed at
                                 document 20.

      Schedule 3, paragraph      The Company has a debt outstanding to Huxley Associates
      11.1 and paragraph         ("Huxley") for more than six weeks. Huxley is a recruitment
      17.1.2                     agency through which the Company sourced an employee. A
                                 dispute has arisen between the Company and Huxley as to the amount of commission due to Huxley. Huxley claim they are
                                 entitled to 30% of the value of the employee's annual salary whereas the Company asserts that a payment equal to 17 1/2% of the employee's annual salary should be paid. The parties are attempting to reach a compromise. Correspondence relating to this dispute is annexed at documents 21 and 22.

                                 The only other debt that is owing for more than six weeks are those in relation to inter company transactions. Such
                                 inter-company transactions are cleared on a three monthly
                                 basis.

      Schedule 3, paragraph      In March 2002 UUNET indicated an intention to stop supplying
      11.2.1 (a) and paragraph   the Company as a result of not being paid. This dispute
      11.2.1 (c)                 however was as a result of a problem with the collection of the Company's direct debit payment and has been resolved. In
                                 August 2001 Above Net Limited also indicated that it was to cease trading with the Company following an unpaid invoice.
                                 The Company withheld payment due to Above Net introducing new terms of trade. This dispute has now been resolved. The new terms are annexed at document 23.

      Schedule 3, paragraph      At present between 18 and 20 out of a total of 23 of the
      11.2.3                     Company's engineers work exclusively on projects for Nokia. As such Nokia account for in excess of 90% of the total amount of the Company's business.

      Schedule 3, paragraph      The Company has given to Nokia warranties as to the
      11.3                       maintenance and quality of the software developed by it and also indemnities which are arguably outside the ordinary
                                 course of business. The Sendo Contract, Seiko Contract,
                                 Toshiba Contract and Symbian Contract also contain warranty and/or indemnity obligations.

      Schedule 3, paragraph      A copy of the service agreement for Ken Norbury is annexed at
      12.1.1                     document 24. All service agreements refer to the Company's employee handbook, a copy of which is located at document 29.
                                 Tim Toppin is remunerated by the Seller and does not have a separate service agreement with the Company.

      Schedule 3, paragraph      Please refer to the schedule of employees and employee
      12.1.4 (a) and (b)         benefits which is annexed at document 30. Please also refer to the Company prepared note on Company cars annexed at document
                                 6 and the holiday entitlement schedule annexed at document 31.
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
      Warranty                   Disclosure
      Schedule 3, paragraph      Please refer to the service agreements for Ken Norbury, Ian
      12.1.4 (c)                 Dobson, Robert Kershaw, Ashley Griffiths and Craig Johnson
                                 annexed at documents 24 to 27 inclusive. Please also refer to the Company prepared note on Company cars annexed at document
                                 6.

      Schedule 3, paragraph      Ken Norbury and Ashley Griffiths are due to be paid their
      12.1.6, paragraph 12.1.7   annual bonus (see also the disclosure against warranty 12.6
      and paragraph 12.2.3       below) in respect of the second quarter of the Company's
                                 current financial year (July to September) in mid October.
                                 However, the Seller believes that the performance of the
                                 Company during the second quarter will result in no bonus
                                 being payable.

      Schedule 3, paragraph      The Company employed a Mr Alan Hudson under a consultancy
      12.2.2 and paragraph       agreement. The Inland Revenue have subsequently deemed that Mr
      17.1.2                     Hudson should have been employed as an employee for tax
                                 purposes and in their letter of 26 July 2002 have suggested discussions take place between the parties with the aim of reaching an informal settlement. The Company has, in a letter dated 5 September 2002, disputed this decision and is
                                 currently awaiting a response from the Inland Revenue. If
                                 unsuccessful in their challenge the Company estimates that this is likely to result in a charge to the Company in the region of (British pound)10,000 in respect of unpaid Employer's
                                 National Insurance contributions. The Company understands that the Inland Revenue will collect tax (PAYE) directly from Alan
                                 Hudson when he submits his self assessment showing the gross amount the Company paid him. Correspondence between the
                                 Company and Inland Revenue is annexed at documents 32 to 36 inclusive, document 104 and document 129.

      Schedule 3, paragraph      In June 2001 ten employees were made redundant with a further
      12.4.1                     thirteen being made redundant in October 2001.

      Schedule 3, paragraph      Ken Norbury and Ashley Griffiths benefit from a discretionary
      12.6                       bonus which is based on targets for the Company and the
                                 particular individual. Bonuses are paid on a quarterly basis following approval of the payment by the Seller's board of directors. Documentation relating to the payment of bonuses in the first quarter of the Company's current financial year is annexed at document 108. The Company also operates a share option scheme (shares are offered in the Seller), further
                                 details of which are annexed at document 37. It should be
                                 noted that in December 2001 and June 2002 stock options were issued with a vesting schedule of 1/12th monthly beginning approximately one month after the issue date, therefore being fully vested in a one year period. Previously options issued vested at 1/4 on the first anniversary and then 1/48th monthly thereafter, being fully vested in a four year period. However, all employees "traded in" the options which were then
                                 cancelled under the older vesting rules for options issued under the more
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
      Warranty                   Disclosure
                                 favourable vesting schedule.

                                 At the same time paragraph 12(c) was deleted i.e. upon a
                                 merger or asset sale the options will expire after a three month period. These amendments are stated in the documents issued to individuals at the time the shares are issued and are not shown as amendments to the scheme's terms and
                                 conditions.

      Schedule 3, paragraph      The Company has a current account and business reserve account
      13.1.1 and 13.1.2          with National Westminster Bank plc. The Company also has a
                                 Company Credit Card facility with Mastercard. For further
                                 details please refer to document 38.

                                 The Seller will owe the Company approximately (British pound)1,150,000 in respect of intra group debt. The intra-group debt is to be novated to the Buyer on Completion.

      Schedule 3, paragraph      The Company is not insolvent or unable to pay its debts due to
      15.4                       the Seller's commitment to stand behind the Company's
                                 obligations. Letters of support from the Seller to the Company are annexed at documents 103 and 104.

      Schedule 3, paragraph      The Company has three different pension plans with Scottish
      16.1                       Equitable which are open to employees after a period of three months with the Company. Details of the payments made by the employees and the Company are found on the schedule annexed at document 30. Following recent discussions with the Company's pensions advisor it has been decided to convert the existing schemes to a Stakeholder Scheme. It should be noted that two employees (Martin Baxter and Roy Howarth) are not members of the group personal pension scheme. These employees have
                                 separate pension scheme arrangements into which they and the
                                 Company contribute. The Company also provides employees with a life assurance policy through AIG which is effective from the date of commencement of employment. The terms and conditions of the scheme together with a renewal statement for the period
                                 8 March 2002 to 7 March 2003 can be found annexed at document
                                 39. The Company also has a disability insurance arrangement with Sun Life (details of which are annexed at document 41)
                                 and provides employees with private health insurance scheme.
                                 Both schemes are available to employees after three months continuous employment. A copy of the policy renewal documents are annexed at document 40. Details of the Company's sickness policy in operation are found in the Employee Handbook annexed at document 29.

      Schedule 3, paragraph      The Company recently received a ruling from Customs and Excise
      17.1.2 and paragraph       on the place of supply for VAT purposes in relation to work
      17.1.3                     undertaken by the Company for a UK based customer (Sendo
                                 Limited) but which was invoiced by the Seller. VAT was not charged on this invoice however HM Customs and Excise have deemed that the Company must
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
      Warranty                   Disclosure
                                 raise an invoice to Sendo Limited for the VAT element
                                 (British pound)1512). The Company has been liaising with HM Customs and Excise and copies of the correspondence and the original invoice are annexed at documents 42 to 44 inclusive and
                                 documents 130 to 132 inclusive.

      Schedule 3, paragraph      Toshiba has recently upgraded from an unsupported version of
      17.1.2                     MS + (version 3.1.1.b.4 to version 3.1.3.4). MS + is used as a proxy between a web browser and an external non - MS + web server. This later version of MS + only supports lower case http variables provided by the external web server where as the external web server uses both upper and lower use
                                 variables. Toshiba did not request the change and it is
                                 unclear at present whether Toshiba was given prior
                                 notification of the change. The problem may be resolved by (a)
                                 Toshiba's customer changing the code on its external web
                                 server; (b) Toshiba changing its service code to handle the lower case http variables; or (c) a new release of MS +.
                                 Toshiba and the Company are currently discussing how the
                                 situation should be resolved.

      Schedule 3, paragraph      Since the Seller acquired the Company in 1997, the Company has
      19.3                       not complied with the requirement to hold a formal annual
                                 general meeting.

      Schedule 3, paragraph      Ken Norbury and Ashley Griffiths have both signed powers of
      19.4                       attorney authorising Jim Given, Tim Toppin and Steve Mitchell to sign documents relating to the Seller's obligation to make filings with the Securities and Exchange Commission. A copy of the Ashley Griffiths' power of attorney is in substantially the same form as that annexed at document 45.

      Schedule 4, part 2,        The Company makes provision for Tax in accordance with
      paragraph 1                generally accepted accounting principles, such provision not necessarily being "full" within the usual meaning of that
                                 term.

      Schedule 4, part 2,        The Company does not make provision for deferred tax. This is
      paragraph 2                because any potential corporation tax liability arising by reference to accelerated claims for capital allowances are anticipated to be covered by the potential deferred tax asset of the Company represented by the trading losses brought
                                 forward.

      Schedule 4, part 2,        The Company has not yet submitted a corporation tax return in
      paragraph 3                relation to the accounting period ended 31 March 2001 and
                                 hence this return is overdue.

      Schedule 4, part 2,        The Inland Revenue has raised enquiries in relation to the
      paragraph 5                corporation tax returns of the Company in respect of periods to 31 March 1998 and 31 March 1999. Please refer to the
                                 enquiry letters and related correspondence annexed at
                                 documents 92 to 98 inclusive . The returns for these periods have subsequently been agreed.

                                 The Inland Revenue has also raised enquiries into the
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
      Warranty                   Disclosure
                                 accounting period ended 31 March 2000. Copies of
                                 correspondence with the Inland Revenue are annexed at
                                 documents 48 to 51 inclusive. The return for this period has yet to be agreed, with the primary matter outstanding being the ability of the Company to carry forward trading losses.

                                 The Company is currently engaged in correspondence relating to the ability of the Company to carry forward trading losses. If carry forward of losses is denied, additional corporation tax may become payable by the Company for the year ended March 31
                                 2001. However, the Company believes that subsequent losses could be used to offset this liability.

      Schedule 4, part 2,        The Company is currently in negotiations with the Inland
      paragraph 5, paragraph     Revenue regarding whether a person who has been treated as
      4 and paragraph 9          self employed for tax purposes should be properly treated as an employee. Copies of correspondence relating to this issue are annexed at documents 32 to 36 inclusive, document 104 and document 129.

      Schedule 4, part 2,        It is unknown whether the Company was a close company for tax
      paragraph 7.1              purposes prior to the acquisition of the Company by the Seller in 1997. In relation to the period of the Seller's ownership of the Company the analysis of whether or not the Company is close has not been carried out and hence confirmation on this point cannot be given.

      Schedule 4, part 2,        Based upon audited figures to 31 March 2001, at that date the
      paragraph 9 and            total book value of all relevant assets did not exceed the
      paragraph 10               total tax written down value of those assets and accordingly a disposal of all such assets at the aggregate book value on 31
                                 March 2001 would not have given rise to a net balancing
                                 charge. Otherwise the warranty cannot be confirmed.

      Schedule 4, part 2,        A copy of the Company's fixed asset register is annexed at
      paragraph 10               document 1.

      Schedule 4, part 2,        The Seller is unable to confirm whether any such elections
      paragraph 12               were made prior to 24 February 1997 (the date on which the
                                 Seller acquired the Company).

      Schedule 4, part 2,        The Seller is unable to confirm whether any such transfer
      paragraph 13               occurred prior to 24 February 1997 (the date on which the
                                 Seller acquired the Company).

      Schedule 4, part 2,        The disposal of assets obtained since the Last Accounting Date
      paragraph 14               and which are eligible for capital allowances would result in an appropriate adjustment to the relevant capital allowances pools held by the Company such adjustment being by reference to the disposal value of the assets.

      Schedule 4, part 2,        The Company recently received a ruling from Customs and Excise
      paragraph 16 and           on the place of supply for VAT purposes in relation to work
      paragraph 21.1             undertaken by the Company for a UK based customer (Sendo
                                 Limited) but which was invoiced by the Seller. VAT was not charged on this invoice however HM Customs and Excise have deemed that the Company must


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                                                                              92

      Warranty                   Disclosure
                                 raise an invoice to Sendo Limited for the VAT element
                                 (British pound)1512). The Company has been liaising with HM Customs and Excise and copies of the correspondence and the original invoice are annexed at documents 42 to 44 inclusive and
                                 documents 130 to 132 inclusive.

      Schedule 4, part 2,        The Company has an agreement with HM Customs and Excise
      paragraph 21.1             regarding the recording of outputs for VAT return purposes.
                                 Please refer to the correspondence annexed at documents 88 to
                                 91 inclusive.

Please acknowledge receipt of this Disclosure Letter and all the documents referred to herein and confirm your acceptance of its terms by signing and returning to us the enclosed duplicate hereof.

Yours faithfully

/s/ Steve Mitchell
------------------------------------
For and on behalf of Geoworks Corporation

[on duplicate]

We hereby acknowledge receipt of the Disclosure Letter, of which this is a duplicate, and of the documents referred to therein, and we hereby confirm our acceptance of the terms of such Disclosure Letter.


/s/ Nickwood                             Date  26/9/02
------------------------------------         -----------------------------------
For and on behalf of Teleca Limited


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                                                                              93

                                    SCHEDULE

1.    Fixed Asset Register as at June 2002.

2. Hire agreement with Lexus Financial Services in respect of Lexis GS 300 with registration number T95 JNA.

3. Hire agreement with Lombard dated 15 January 2001 in respect of BMW 330 ci with registration number X202 YEH.

4. Hire agreement with Neopost Finance dated 28 July 1999 in respect of postal franking machine.

5. Hire agreement with Newcourt Credit Limited dated 21 October 1999 in respect of photocopier.

6.    Company prepared note on Company cars/car allowances.

7.    Details of currency loans outstanding as at 29 August 2002.

8.    Details of assets written off as part of re-structuring process.

9. Invoice from Genesis Telecommunications plc dated 23 November 2001 confirming maintenance cover for telephone system for the period 18 December 2001 to 16 December 2002.

10. Invoice from Oakwood Air Conditioning dated 30 January 2002 confirming maintenance service from 29 January 2002 to 28 January 2003.

11. Confirmation of Sage Cover maintenance for the period 18 July 2002 to 17 July 2003.

12.   Extract from Sage manual.

13.   Summary of insurance policies.

14.   Terrorism insurance certificate in respect of 2002 underwriting period.

15. Cornhill insurance renewal summary in respect of annual business travel insurance dated 21 June 2002.

16.   AIG Life renewal statement for the period 8 March 2002 to 7 March 2003.


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                                                                              94

17. Certificate of employers' liability insurance for the period 1 January 2002 to 1 January 2003 with invoice attached.

18. Invoice from Emerson Management Services dated 12 September 2001 in respect of buildings insurance for the period 1 May 2001 to 30 April 2002.

19.   ETSI invoice dated 1 February 2002.

20.   Letter from Radicchio dated 24 July 2002 with invoice attached.

21. Exchange of e-mails between the Company and Huxley Associates dated July and August 2002.

22.   Invoice from Huxley Associates dated 7 June 2002.

23. Service order from AboveNet UK Limited dated 29 June 2001 with terms and conditions attached.

24.   Service Agreement for Ken Norbury dated 12 January 2001.

25.   Service Agreement for Ashley Griffiths dated 18 December 2001.

26.   Service Agreement for Robert Kershaw dated 19 December 2001.

27.   Service Agreement for Ian Dobson dated 12 December 2001.

28.   Service Agreement for Craig Johnson dated 1 May 2002.

29.   Employee handbook.

30.   Schedule of employees and employee benefits.

31.   Schedule of holiday entitlement.

32.   Letter from the Company to Mr A Hudson dated 22 January 2001.

33.   Letter from Inland Revenue dated 31 August 2001.

34.   Letter from the Company to Mr R Bamford dated 13 February 2002.

35.   Letter from Inland Revenue to the Company dated 25 June 2002.

36.   Letter from Company dated 23 October 2001


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                                                                              95

37.   Details of share option scheme as amended dated 23 April 1998.

38.   Summary of bank/credit card accounts.

39.   Group life death in service scheme details.

40.   Private health insurance renewal policy dated 1 September 2002.

41.   Disability insurance terms and conditions and invoice.

42.   Letter from Company to HM Customs & Excise dated 13 August 2002.

43.   Letter from HM Customs & Excise to Company dated 15 August 2002.

44.   Letter from Company to HM Customs & Excise dated 19 August 2002.

45.   Power of Attorney of Ken Norbury dated 19 March 2002.

46.   Letter from Chapman Law to Company dated 7 January 2002.

47.   Letter from Chapman Law to Company dated 11 January 2002.

48.   Letter from Inland Revenue to Ernst & Young dated 30 November 2001.

49. Letter from Margaret Wilshaw of the Company to Ernst & Young dated 17 December 2001.

50.   Letter from Ernst & Young to HM Inspector of Taxes dated 27 February 2002.

51.   Letter from Inland Revenue to Ernst & Young dated 17 April 2002.

52.   Company transfer pricing policy

53.   E-mail from Tim Toppin to Hoban Nelson Lang dated 19 August 2002

54.   E-mail from Tim Toppin to Nick Wood and Hoban Nelson Lang dated 16 August
      2002

55.   Invoice from MSDN dated 22 October 2001.

56.   Redundancy details for the year ended 31 March 2002.

57.   PAYE settlement agreement for the year 2001-2002.

58. Email dated 7 June 2002 from Steve Mitchell to Nick Wood attaching management summary, corporate organisational charts and consolidated budget and income statement.


--------------------------------------------------------------------------------

59. Email from Steve Mitchell to Nick Stammers dated 29 August 2002 attaching sales projections.

60. Email from Tim Toppin to Nick Stammers dated 29 August 2002 attaching Form 10-k, consolidated statement of operations, consolidated balance sheets, US historical financial results for the year ended 31 March 2002, UK historical financial results for the year ended 31 March 2002 and consolidated financial results for the year ended 31 March 2002.

61. Email from Margaret Wilshaw to Nick Wood dated 23 July 2002 attaching income statement for the financial year 2003, an income statement for March 2002, an income statement for March 2001 and an income statement for March 2000.

62.   Email from Tim Toppin to Hoban Lang dated 19 July 2002.

63.   Email from Tim Toppin to Nick Wood dated 13 August 2002.

64.   Contract summary for Toshiba Jellyfish/MS+.

65.   Balance sheet 2003.

66.   Safety handbook.

67.   Pension scheme renewal documentation.

68.   Letter from Company to Mr R Wakeling dated 22 March 1999.

69.   Compromise agreement between the Company and Nigel Seed dated 14 May 1999.

70.   Effect of disallowance of tax losses carried forward at 31 March 1997.

71.   Certificate of registration for VAT.

72.   Prepayment journal for July 2002.

73.   Assets transferred from Alameda and New Jersey offices.

74.   2002 draft accounts.

75.   2001 audited accounts.

76.   2000 audited accounts.

77.   1999 audited accounts.


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                                                                              97

78.   Income statement at March 2000.

79.   Company balance sheet 2003.

80. Agreement between the Seller and Toshiba for the evaluation of software dated 30 September 1998 plus amendments dated 17 September 1999, 10 October 2000, 26 February 2001 and 19 September 2001 and 11 September 2002

81. Consulting Services Agreement between the Seller and Sendo Limited dated 29 June 2002.

82. Frame Agreement for software development subcontracting between the Seller and Nokia Mobile Phones Limited dated 16 November 1999.

83. Option Agreement between Proteus Molecular Design Limited and Eden Group Limited.

84. Lease between Orbit Investments (Properties) Limited and Eden Group Limited dated 22 November 1996.

85. Letter from Rural Development Commission to Eden Group Limited dated 30 July 1993 attaching the terms and conditions of the grant scheme.

86.   Letter from Rural Development Commission to Eden Group Limited

87. Letter from Rural Development Commission to Eden Group Limited dated 10 March 1996.

88.   Letter from HM Customs and Excise to Company dated 27 June 2000.

89.   Letter from Company to HM Customs and Excise dated 20 July 2000.

90.   Letter from HM Customs and Excise to Company dated 18 August 2000.

91.   Letter from Company to Inland Revenue dated 12 December 2000.

92. Letter from Inland Revenue to Ernst & Young dated 9 June 1999. 93. Letter from Ernst & Young to Company dated 22 July 1999.

94.   Letter from Ernst & Young to HM Inspector of Taxes dated 26 October 1999.

95.   Letter from Ernst & Young to HM Inspector of Taxes dated 21 December 1999.

96.   Letter from Inland Revenue to Ernst & Young dated 3 July 2000.

97.   Fax from Ernst & Young to Company dated 10 July 2000.


--------------------------------------------------------------------------------

98.   Letter from Ernst & Young to HM Inspector of Taxes dated 31 July 2000.

99. Letter from Peninsula Business Services Limited to Company dated 8 August 2002 with contract attached.

100.  Agreement between Company and WM Bradley & Co dated 21 October 1996.

101. Letter from Company to Oakwood Air Conditioning dated 29 January 2002 with maintenance agreement attached.

102.  Sage Software maintenance agreement.

103.  Letter from Seller to Company dated 3 May 1999.

104.  Letter from Seller to Company dated 26 January 2001.

105.  Letter from Inland Revenue to Company dated 26 July 2002.

106.  Commercial insurance programme.

107.  Statement of standard terms of employment for employees.

108.  Summary of leases, contracts and agreements.

109.  Details of bonus payments for Ken Norbury and Ashley Griffiths.

110. Project order between Nokia Mobile Phones Limited and Company dated 9 March 2001.

111. Project order between Nokia Mobile Phones Limited and Company dated 27 June 2001.

112.  Project order between Nokia Corporation and Company dated 18 December
      2001.

113.  Project order between Nokia Corporation and Company dated 20 March 2002.

114.  Statement of work dated 27 June 2001.

115.  Communicator X Cover U1 Sub-Project Plan dated 5 February 2001.

116.  Project order between Nokia Corporation and Company dated 22 October 2001.

117.  Statement of work dated 4 December 2001.

118. Project order between Nokia Corporation and Company 23 January 2002 plus amendments dated 13 March 2002 and 3 June 2002.


--------------------------------------------------------------------------------

119. Project order between Nokia Corporation and Company dated 14 December 2001 plus amendment dated 2 July 2002.

120.  Subcontracting project agreement dated 15 July 2002.

121.  Purchase order dated 13 March 2001.

122.  Purchase order dated 17 August 2001.

123.  Purchase order dated 26 October 2001.

124.  Purchase order dated 17 January 2002.

125.  Summary of Nokia project orders.

126.  Disaster recovery plan.

127. Agreement between the Seller and Seiko Epson Corporation dated 23 March 1998 with amendment dated 30 September 1999.

128.  Letter from Emerson Management Services to Company dated 9 September 2002.

129.  Letter from Company to Mr R Bamford dated 5 September 2002.

130.  Letter from HM Customs and Excise to Company dated 28 August 2002.

131.  Letter from HM Customs and Excise to Company dated 2 September 2002.

132.  Invoice from Seller to Sendo Limited dated 26 June 2002.

133.  Projected balance sheet as of 30 November 2002.

134.  Email from Tim Toppin to Brian Lang dated 18 September 2002.

135.  Email from Steve Mitchell to Nick Stammers dated 2 July 2002.

136.  Sales projections dated 2 July 2002.

137.  Settlement and License Agreement between Openwave Systems Inc and the
      Seller.

138.  Sub-contractor agreement between Company and Symbian Limited.


--------------------------------------------------------------------------------

139. Source Code Licence and Confidentiality Agreement between Symbian Limited, the Company and Nokia Mobile Phones Limited dated 9 October 2001 plus amendment dated 22 May 2002.

140.  Management Accounts for the Company as at August 2002.


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                                                                             101